                                                                   EXHIBIT 10.45


                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                        U. S. XPRESS ENTERPRISES, INC.

                             WACHOVIA BANK, N.A.,

                            as Administrative Agent

                            BANK OF AMERICA, N.A.,

                             as Syndication Agent

                             FLEET NATIONAL BANK,

                            as Documentation Agent

                                SUNTRUST BANK,

                                  as Co-Agent

                                      and

                            The Banks Listed Herein

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      -----
ARTICLE I      DEFINITIONS..................................................................................              1

 SECTION 1.01       Definitions.............................................................................              1
 SECTION 1.02       Accounting Terms and Determinations.....................................................             23
 SECTION 1.03       References..............................................................................             24
 SECTION 1.04       Use of Defined Terms....................................................................             24
 SECTION 1.05       Terminology.............................................................................             24

ARTICLE II     THE REVOLVING CREDIT FACILITY................................................................             24

 SECTION 2.01       Commitments to Lend Syndicated Loans and Swing Loans....................................             24
 SECTION 2.02       Method of Borrowing Syndicated Loans and Swing Loans....................................             26
 SECTION 2.03       Notes...................................................................................             28
 SECTION 2.04       Maturity of Loans.......................................................................             28
 SECTION 2.05       Interest Rates..........................................................................             28
 SECTION 2.06       Fees....................................................................................             31
 SECTION 2.07       Optional Termination or Reduction of Commitments........................................             31
 SECTION 2.08       Mandatory Reduction and Termination of Commitments......................................             31
 SECTION 2.09       Optional Prepayments....................................................................             32
 SECTION 2.10       Mandatory Prepayments...................................................................             32
 SECTION 2.11       General Provisions as to Payments.......................................................             33
 SECTION 2.12       Computation of Interest and Fees........................................................             35

ARTICLE III    LETTER OF CREDIT FACILITY....................................................................             35

 SECTION 3.01       Obligation to Issue.....................................................................             35
 SECTION 3.02       Types and Amounts.......................................................................             35
 SECTION 3.03       Conditions..............................................................................             36
 SECTION 3.04       Issuance of Letters of Credit...........................................................             36
 SECTION 3.05       Reimbursement Obligations; Duties of the Issuing Bank...................................             37
 SECTION 3.06       Participations..........................................................................             38
 SECTION 3.07       Payment of Reimbursement Obligations....................................................             40
 SECTION 3.08       Compensation for Letters of Credit......................................................             41
 SECTION 3.09       Indemnification; Exoneration............................................................             41
 SECTION 3.10       Credit Yield Protection; Capital Adequacy...............................................             42

ARTICLE IV     CONDITIONS TO EFFECTIVENESS AND BORROWINGS...................................................             44

 SECTION 4.01       Conditions to Effectiveness.............................................................             44
 SECTION 4.02       Conditions to All Borrowings............................................................             46

ARTICLE V      REPRESENTATIONS AND WARRANTIES...............................................................             47

 SECTION 5.01       Corporate Existence and Power...........................................................             47

 SECTION 5.02        Corporate and Governmental Authorization; No Contravention...............................            47
 SECTION 5.03        Binding Effect...........................................................................            47
 SECTION 5.04        Financial Information....................................................................            47
 SECTION 5.05        No Litigation............................................................................            48
 SECTION 5.06        Compliance with ERISA....................................................................            48
 SECTION 5.07        Compliance with Laws; Payment of Taxes...................................................            48
 SECTION 5.08        Subsidiaries.............................................................................            48
 SECTION 5.09        Investment Company Act...................................................................            49
 SECTION 5.10        Public Utility Holding Company Act.......................................................            49
 SECTION 5.11        Ownership of Property; Liens.............................................................            49
 SECTION 5.12        No Default...............................................................................            49
 SECTION 5.13        Full Disclosure..........................................................................            49
 SECTION 5.14        Environmental Matters....................................................................            49
 SECTION 5.15        Capital Stock............................................................................            50
 SECTION 5.16        Margin Stock.............................................................................            50
 SECTION 5.17        Insolvency...............................................................................            50
 SECTION 5.18        Insurance................................................................................            50

ARTICLE VI     COVENANTS......................................................................................            51

 SECTION 6.01        Information..............................................................................            51
 SECTION 6.02        Inspection of Property, Books and Records................................................            53
 SECTION 6.03        Maintenance of Existence.................................................................            53
 SECTION 6.04        Dissolution..............................................................................            53
 SECTION 6.05        Consolidations, Mergers and Sales of Assets..............................................            53
 SECTION 6.06        Use of Proceeds..........................................................................            54
 SECTION 6.07        Compliance with Laws; Payment of Taxes...................................................            54
 SECTION 6.08        Insurance................................................................................            54
 SECTION 6.09        Change in Fiscal Year....................................................................            54
 SECTION 6.10        Maintenance of Property..................................................................            55
 SECTION 6.11        Environmental Notices....................................................................            55
 SECTION 6.12        Environmental Matters....................................................................            55
 SECTION 6.13        Environmental Release....................................................................            55
 SECTION 6.14        Transactions with Affiliates.............................................................            55
 SECTION 6.15        Restricted Payments......................................................................            55
 SECTION 6.16        Loans or Advances........................................................................            55
 SECTION 6.17        Investments..............................................................................            56
 SECTION 6.18        Liens....................................................................................            56
 SECTION 6.19        Restrictions on Ability of Subsidiaries to Pay Dividends.................................            56
 SECTION 6.20        Limitation on Debt.......................................................................            57
 SECTION 6.21        Ratio of Consolidated Total Adjusted Debt to Consolidated EBILTDA........................            57
 SECTION 6.22        Ratio of Consolidated EBILT to Consolidated Fixed Charges................................            57
 SECTION 6.23        Minimum Consolidated Net Worth...........................................................            57
 SECTION 6.24        Limitation on Negative Pledge Clauses....................................................            57
 SECTION 6.25        Limitation on Acquisitions...............................................................            58
 SECTION 6.26        Creation of Subsidiaries.................................................................            58

 SECTION 6.27       Collateral..................................................................................         58
 SECTION 6.28       Covenants Pertaining to Synthetic Lease Documents and Hedging Agreements; More Restrictive
                    Agreements..................................................................................         61

ARTICLE VII    DEFAULTS.........................................................................................         63

 SECTION 7.01       Events of Default...........................................................................         63
 SECTION 7.02       Notice of Default...........................................................................         66
 SECTION 7.03       Application of Proceeds.....................................................................         66

ARTICLE VIII   THE ADMINISTRATIVE AGENT.........................................................................         67

 SECTION 8.01       Appointment; Powers and Immunities..........................................................         67
 SECTION 8.02       Reliance by Administrative Agent............................................................         68
 SECTION 8.03       Defaults....................................................................................         68
 SECTION 8.04       Rights of Administrative Agent and its Affiliates as a Bank.................................         69
 SECTION 8.05       Indemnification.............................................................................         69
 SECTION 8.06       Consequential Damages.......................................................................         70
 SECTION 8.07       Payee of Note Treated as Owner..............................................................         70
 SECTION 8.08       Nonreliance on Administrative Agent and Other Banks.........................................         70
 SECTION 8.09       Failure to Act..............................................................................         70
 SECTION 8.10       Resignation or Removal of Administrative Agent..............................................         71
 SECTION 8.11       Provisions Applicable to Collateral Agent...................................................         71

ARTICLE IX     CHANGE IN CIRCUMSTANCES; COMPENSATION............................................................         74

 SECTION 9.01       Basis for Determining Interest Rate Inadequate or Unfair....................................         74
 SECTION 9.02       Illegality..................................................................................         74
 SECTION 9.03       Increased Cost and Reduced Return...........................................................         75
 SECTION 9.04       Base Rate Loans Substituted for Affected Euro-Dollar Loans..................................         76
 SECTION 9.05       Compensation................................................................................         77

ARTICLE X      MISCELLANEOUS....................................................................................         78

 SECTION 10.01      Notices.....................................................................................         78
 SECTION 10.02      No Waivers..................................................................................         78
 SECTION 10.03      Expenses; Documentary Taxes.................................................................         78
 SECTION 10.04      Indemnification.............................................................................         78
 SECTION 10.05      Setoff; Sharing of Setoffs..................................................................         79
 SECTION 10.06      Amendments and Waivers......................................................................         80
 SECTION 10.07      No Margin Stock Collateral..................................................................         81
 SECTION 10.08      Successors and Assigns......................................................................         81
 SECTION 10.09      Confidentiality.............................................................................         83
 SECTION 10.10      Representation by Banks.....................................................................         83
 SECTION 10.11      Obligations Several.........................................................................         83
 SECTION 10.12      Georgia Law.................................................................................         84
 SECTION 10.13      Severability................................................................................         84
 SECTION 10.14      Interest....................................................................................         84

   SECTION 10.15   Interpretation...............................................................................      85
   SECTION 10.16   Waiver of Jury Trial; Consent to Jurisdiction................................................      85
   SECTION 10.17   Counterparts.................................................................................      85
   SECTION 10.18   Source of Funds -- ERISA.....................................................................      85
   SECTION 10.19   Survival.....................................................................................      86

EXHIBIT A-1    Form of  Syndicated Loan Note

EXHIBIT A-2    Form of Swing Loan Note

EXHIBIT B      Form of Opinion of Counsel to the Borrower and the Guarantors

EXHIBIT C      Form of Opinion of Counsel to the Administrative Agent

EXHIBIT D      Form of Assignment and Acceptance

EXHIBIT E      Form of Notice of Borrowing

EXHIBIT F      Form of Compliance Certificate

EXHIBIT G      Form of Closing Certificate

EXHIBIT H      Form of Officer's Certificate

EXHIBIT I      Form of Borrowing Base Certificate

EXHIBIT J      Form of Guaranty Agreement

EXHIBIT K      Form of Notice of Issuance of Letter of Credit

EXHIBIT L      Form of Contribution Agreement

EXHIBIT M      Form of Mortgage

EXHIBIT N      Form of Stock Pledge Agreement

EXHIBIT O      Form of Security Agreement

EXHIBIT P      Form of Hazardous Materials Indemnity Agreement

Schedule 5.08  Subsidiaries

Schedule 6.20  Schedule of Existing Debt

Schedule 6.27  Schedule of Real Property

                     AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 31, 2001 among U.S. XPRESS ENTERPRISES, INC., the BANKS listed on the signature pages hereof, WACHOVIA BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, FLEET NATIONAL BANK, as Documentation Agent, and SUNTRUST BANK, as Co-Agent.

          This Amended and Restated Credit Agreement is an amendment and restatement of the Credit Agreement by and among the Borrower, WACHOVIA BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Syndication Agent, FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), as Documentation Agent, and SUNTRUST BANK (formerly known as SunTrust Bank, Chattanooga, N.A.), as Co-Agent, dated as of January 15, 1998, as amended by First Amendment to Credit Agreement dated as of August 11, 1998, Second Amendment to Credit Agreement dated as of August 28, 1998, Third Amendment to Credit Agreement dated as of February 22, 2000 and Fourth Amendment to Credit Agreement dated as of March 29, 2000 (collectively, the "Original Agreement"), which is superseded hereby.

          The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Definitions.  The terms as defined in this Section 1.01
                         -----------
shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

          "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Administrative Agent for the Banks hereunder, which term shall also include Wachovia Bank, N.A., in its capacity as Collateral Agent for the Secured Parties, so long as it serves in such capacity, and its successors and permitted assigns in such capacities.

          "Agreement" means this Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

          "Applicable Margin" has the meaning set forth in Section 2.05(a).

          "Arranger" means Wachovia Securities, Inc.

          "Arranger's Letter Agreement" means that certain letter agreement, dated as of January 12, 2001 between the Borrower, the Arranger and the Administrative Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Arranger and the Administrative Agent, together with all amendments and supplements thereto.

          "Asset Disposition" means any disposition, whether by sale, lease, assignment or other transfer of any of the assets of the Borrower or its Subsidiaries, including, without limitation, pursuant to any Sale-Leaseback Transaction, but excluding sales of inventory in the ordinary course of business.

          "Assignee" has the meaning set forth in Section 10.08(c).

          "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 10.08(c) in the form attached hereto as Exhibit D.
- ---------

          "Authority" has the meaning set forth in Section 9.02.

          "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

          "Bank Financial Consultant" means a financial consultant to advise the Administrative Agent and the Banks with respect to any matters pertaining to the Borrower, its Subsidiaries, its property and assets, its operations, its financial performance, or any other matter related to the credit facility described herein.

          "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

          "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Borrower" means U. S. Xpress Enterprises, Inc., a Nevada corporation, and its successors and its permitted assigns.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower, in the case of a Syndicated Borrowing, (i) at the same time by all of the Banks or (ii) by Wachovia, for Swing Loans. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Syndicated Borrowing" if such Loans are made pursuant to Section 2.0, or a "Swing Loan Borrowing" if such Loan is made pursuant to Section 2.01(b).

          "Borrowing Base" means, as of the last day of any Fiscal Month, an amount equal to the sum of (i) 85% of all Eligible Receivables as of such date of determination plus (ii) 80% of Eligible Revenue Equipment as of such date of determination.

          "Borrowing Base Certificate" means a certificate, duly executed by the chief financial officer, chief accounting officer or treasurer of the Borrower, appropriately completed and substantially in the form of Exhibit I hereto.
                                                         ---------

          "Capital Lease" means any lease or rental of real or personal property which, under GAAP, is or will be required to be capitalized on the balance sheet of the Borrower or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

          "Change of Law" shall have the meaning set forth in Section 9.02.

          "Closing Certificate" has the meaning set forth in Section 4.01(f).

          "Closing Date" means January 31, 2001.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

          "Collateral" means (i) the Pledged Stock, (ii) all of the personal property described in the Security Agreement, and (iii) all of the Designated Real Property.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Collateral Agent" has the meaning set forth in Section 8.11.

          "Co-Collateral Agent" has the meaning set forth in Section 8.11(h). References to the Collateral Agent shall include the Co-Collateral Agent, unless the context otherwise requires.

          "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the schedule below, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08, and "Commitment Share" means the percentage of the total Commitment set forth opposite the name of such Bank on the schedule below, as such percentage may be adjusted from time to time pursuant to Section 10.08(c):

Bank                                       Commitment                Commitment Share
- ----                                       ----------                ----------------
Bank of America, N.A.                     $ 48,375,000                    21.50%

AmSouth Bank                              $ 37,687,500                    16.75%

Wachovia Bank, N.A.                       $ 33,750,000                    15.00%

SunTrust Bank                             $ 30,937,500                    13.75%

Fleet National Bank                       $ 30,937,500                    13.75%

The Chase Manhattan Bank                  $ 17,437,500                     7.75%

LaSalle Bank National Association         $ 17,437,500                     7.75%

First Tennessee Bank, N.A.                $  8,437,500                     3.75%

TOTAL COMMITMENT                          $225,000,000                      100%

          "Commitment Reduction Date" means June 30, 2001.

          "Compliance Certificate" has the meaning set forth in Section 6.01(c).

          "Consolidated Current Assets" and "Consolidated Current Liabilities" mean, at any time, all assets or liabilities, respectively, of the Borrower and its Consolidated Subsidiaries that, in accordance with GAAP, should be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated EBILT" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and the Consolidated Subsidiaries, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters: (i) Consolidated Net Income; plus (ii) income tax expenses included in Consolidated Net Income; plus (iii) all payment obligations of the Borrower and the Consolidated Subsidiaries under all operating leases and operating rental agreements (other than between or among the Borrower and the Consolidated Subsidiaries), specifically including payment obligations of the Borrower under the Synthetic Lease Documents; plus (iv) Consolidated Interest Expense; plus (v) in each relevant Fiscal Quarter, a $2,000,000 charge for bad debt expense taken in the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2000.

          "Consolidated EBILTDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and the Consolidated Subsidiaries, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters: (i) Consolidated Net Income; plus (ii) income tax expenses included in Consolidated Net Income; plus (iii) all payment obligations of the Borrower and the Consolidated Subsidiaries under all operating leases and operating rental agreements (other than between or among the Borrower and the Consolidated Subsidiaries), specifically including payment obligations of the Borrower under the Synthetic Lease Documents; plus (iv) Consolidated Interest Expense; plus (v) depreciation and amortization expense; plus (vi) in each relevant Fiscal Quarter, a $2,000,000 charge for bad debt expense taken in the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2000.

          "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Interest Expense for such period, and (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements, specifically including payment obligations of the Borrower under the Synthetic Lease Documents.

          "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

          "Consolidated Liabilities" means the sum of (i) all liabilities that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries, and (ii) to the extent not included in clause (i) of this definition, all Redeemable Preferred Stock.

          "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i)

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

          "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable
                                               --- ---------
Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

          "Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Total Adjusted Debt" means, at any time, all Consolidated Debt, plus all amounts outstanding under the Synthetic Lease Documents, plus an amount equal to the present value (using a discount rate of 10%) of all other operating leases of the Borrower and its Consolidated Subsidiaries, less any obligations of the Borrower and its Consolidated Subsidiaries with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any).

          "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

          "Contribution Agreement" means the Amended and Restated Contribution Agreement, substantially in the form of Exhibit L, to be executed by the
                                        ---------
Borrower, and all of the Borrower's Subsidiaries.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any) and (x) all Debt of others Guaranteed by such Person, and, as to the Borrower, shall also include all obligations under the Synthetic Lease Documents.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

          "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

          "Designated Real Property" means Real Property as to which the Administrative Agent has required, either by so designating on Schedule 6.27 (as amended or supplemented from time to time) or as the Administrative Agent (acting at the direction of the Required Banks) may after the Closing Date so designate by written notice to the Borrower, that a Mortgage be executed and delivered and Real Property Documentation obtained, including as to each such Real Property the land on which it is located and the buildings, fixtures and other improvements located thereon.

          "Dividends" means for any period the sum of all dividends and other distributions paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

          "Eligible Account Debtor" means, as at any date of determination thereof, any account debtor other than:

          (a)   the Borrower or any of its Subsidiaries or Affiliates; and

          (b) any account debtor that is the subject of any bankruptcy or insolvency proceeding of any kind other than any such account debtor which has been approved by the Required Banks.

          "Eligible Receivables" means, at any date of determination thereof, the aggregate of all Receivables at such date due to the Borrower or one of its Subsidiaries other than the following (determined without duplication):

          (i) any Receivable due from an account debtor which to the Borrower's knowledge is organized under the laws of a jurisdiction outside the United States of America or Canada unless such Receivable is supported by a letter of credit (including standby letters of credit) or a bank guaranty in an amount equal to the amount of such Receivable issued by a financial institution satisfactory to the Administrative Agent and containing terms and provisions satisfactory to the Administrative Agent;

          (ii) any Receivable that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority having jurisdiction with respect thereto;

          (iii) any Receivable that remains unpaid for more than 90 days from the original invoice date specified at the time of the original issuance of the invoice therefor;

          (iv) any and all of Receivables due from any single customer (and any and all of such customer's Affiliates, taken in the aggregate) of Borrower or any of its Subsidiaries, in the event more than fifty percent (50%) of the Receivables due from such customer and all of its Affiliates, in the aggregate, remain unpaid for more than 90 days from the original invoice date specified at the time of the original issuance of the invoice therefor;

          (v) any Receivable arising outside the ordinary course of business of the Borrower or any of its Subsidiaries, but not excluding from "Eligible Receivables" Receivables arising from the sale of any Revenue Equipment (whether or not in connection with the Revenue Equipment Sale and Replacement Program or any Off-Lease Resale Arrangement) in the ordinary course of business of the Borrower or any of its Subsidiaries, provided, however that if any such sale of Revenue Equipment is to Person that is also a creditor of Borrower or any of its Subsidiaries, then the amount of

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     Receivables in respect of such sale which shall be deemed to be "Eligible Receivables" shall be offset and reduced by the amount of the obligation owed by Borrower and any of its Subsidiaries to such creditor/purchaser;

          (vi) any Receivable the terms of payment of which have been extended or rewritten (other than to correct a manifest administrative error) in a manner more favorable to such account debtor after the time of the original issuance of the invoice therefor;

          (vii) any Receivable due from an account debtor that is not an Eligible Account Debtor;

          (viii) any Receivable subject to a Lien to any Person other than a Lien in favor of the Administrative Agent;

          (ix) any Receivable which fails to represent a bona fide transaction or with respect to which further acts (other than the completion of the shipment or delivery process) are required on the part of the Borrower or any of its Subsidiaries, as appropriate, to make such Receivable payable; and

          (x) any Receivable the goods giving rise to which were subject at the time of sale, to a Lien to any person other than a Lien in favor of the Administrative Agent.

          "Eligible Revenue Equipment" means, as at any date of determination thereof, the recorded book value at such date of all Revenue Equipment owned by the Borrower or any of its Subsidiaries and located in any jurisdiction in the United States of America excluding in any event any Revenue Equipment subject to a Lien to any Person other than a Lien in favor of the Collateral Agent.

          "Enforcement Costs", if and to the extent defined in any of the Security Documents, has the meaning set forth therein.

          "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

          "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

          "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

          "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

          "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

          "Event of Default" has the meaning set forth in Section 7.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such
                          -------

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

          "Fiscal Month" means any fiscal month of the Borrower.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall
                                          --------
not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means (i) the Guarantors specified in the Guaranty Agreement on the Closing Date; and (ii) any Subsidiary which becomes a Guarantor thereafter pursuant to Section 6.26.

          "Guaranty Agreement" means the Amended and Restated Guaranty Agreement, substantially in the form of Exhibit J, guaranteeing the repayment in
                                        ---------
full of all obligations of the Borrower under the Loan Documents and executed and delivered by all of the Borrower's Subsidiaries.

          "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. (S) 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "Hazardous Materials Indemnity Agreement" means any one, or more, or all, as the context shall require, of a Hazardous Materials Indemnity Agreement relating to Designated Real Property described therein. Exhibit P is a form of
                                                        ---------
Hazardous Materials Indemnity Agreement for use, and any Hazardous Materials Indemnity Agreement shall be modified as appropriate to reflect the applicable law of such different state, as applicable.

          "Hedge Obligations" means all obligations of the Borrower or any Subsidiary to any Bank or Affiliate thereof with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements with such Bank or Affiliate thereof (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by the Borrower or such Subsidiary in the applicable hedging agreement, if any, and in any case net of any benefits of the Borrower or such Subsidiary).

          "Hedge Provider" means any Bank or Affiliate thereof providing any Hedge Obligations.

          "Hedging Agreements" means the interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements giving rise to the Hedge Obligations.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
- --------

          (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
                                                 --------

          (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

          "Investment Agreement" means the Investment and Participation Agreement between the Borrower and Wachovia Capital Markets, Inc., pursuant to which the Borrower has financed (through a tax ownership operating lease arrangement) the acquisition and construction of its corporate headquarters facility in Chattanooga, Tennessee.

          "Junior Synthetic Lease Secured Obligations" has the meaning set forth in clause (ii) of the definition of Secured Obligations.

          "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

          "Letter of Credit" shall mean a commercial letter of credit issued by the Administrative Agent for the account of the Borrower pursuant to Article III.

          "Letter of Credit Fee" shall have the meaning ascribed to it in
Section 3.08.

          "Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the Administrative Agent but which have not yet been issued.

          "Letter of Credit Application Agreement" shall mean, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Administrative Agent may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by the Administrative Agent and the Borrower and are not materially adverse to the interests of the Banks; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

          "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan, Euro-Dollar Loan, Syndicated Loan or Swing Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Syndicated Loans, Swing Loans, or any or all of them, as the context shall require.

          "Loan Documents" means this Agreement, the Notes, the Guaranty Agreement, the Contribution Agreement, the Security Documents, any other document evidencing, relating to or securing the Loans or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Loans, the Letters of Credit or the Collateral, as such documents and instruments may be amended or supplemented from time to time.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

          "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

          "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

          "Moody's" means Moody's Investor Service, Inc.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Mortgage" means any one, or more, or all, as the context shall require, of a mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, as applicable in the relevant state, conveying a first priority Lien on Designated Real Property described therein owned by the Borrower or such Guarantor (or its leasehold interests therein) to the Collateral Agent, for the equal and ratable benefit of the Secured Parties (except that the benefit of the Liens of the Collateral Agent in all of the Collateral as to the Junior Synthetic Lease Secured Obligations is junior and subordinate to the benefit of such Liens as to the other Secured Obligations) subject only to the Permitted Encumbrances applicable thereto, as security for payment of the Secured Obligations, as any of the foregoing may be amended or supplemented from time to time, subject, as to any leasehold property, to obtaining any necessary landlord consent, as contemplated in Section 6.27(b)(ii). Attached as Exhibit M is a form of Mortgage which is a Deed of
                          ---------
Trust and Uniform Commercial Code Security Agreement and Assignment of Leases, Rents and Profits for use for a fee simple interest in the State of North Carolina, and any Mortgage of a leasehold interest and/or for a different state shall be substantially the same as Exhibit M as to representations and
                                   ---------
warranties, covenant and events of default, but modified as appropriate to reflect a leasehold interest and/or the applicable property law of such different state, as applicable.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

          "Net Cash Proceeds" means any one, or more, or all, as the context shall require, of Net Cash Proceeds of Asset Dispositions, Net Insurance Proceeds and Net Proceeds of Capital Stock.

          "Net Cash Proceeds of Asset Dispositions" means, in connection with any Asset Disposition, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Disposition, after deducting therefrom, as applicable, (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, amounts required to be applied to the repayment of Debt secured by a Lien on any asset which is the subject of such Asset Disposition and other customary fees and expenses actually incurred in connection therewith and (ii) taxes paid or reasonably estimated by the Borrower or any Subsidiary to be payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable).

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Net Insurance Proceeds" means any proceeds received by the Borrower or a Subsidiary under any policy for casualty or business interruption insurance, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Subsidiary directly in connection with the obtaining or realization on such insurance.

          "Net Proceeds of Capital Stock" means any proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock, including without limitation any underwriter's discounts and commissions.

          "Notes" means each of the Syndicated Loan Notes, the Swing Loan Note, or any or all of them, as the context shall require.

          "Notice of Borrowing" has the meaning set forth in Section 2.02.

          "Officer's Certificate" has the meaning set forth in Section 4.01(g).

          "Off-Lease Purchase and Resale Arrangement" means any arrangement which the Borrower has with original equipment manufacturers of Revenue Equipment (each an "OEM") pursuant to which (i) the OEM has agreed that, when Revenue Equipment originally manufactured by such OEM is leased by the Borrower pursuant to an operating lease which contains a terminal rental adjustment clause (which leases with the Borrower permit the Borrower to purchase the Revenue Equipment within a specified period at the end of such term for a specified residual value), and is so purchased by the Borrower for such residual value, the OEM will purchase such Revenue Equipment from the Borrower for a price substantially equal to such residual value within a specified period following such purchase by the Borrower (the Borrower sometimes operating such Revenue Equipment for up to 4 months following such purchase and prior to resale to the OEM) and (ii) such Revenue Equipment is so purchased from the lessor thereof and resold to such OEM pursuant to such agreement.

          "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

          "Original Agreement" has the meaning set forth in the preamble hereto.

          "Original Notes" means the Notes executed and delivered pursuant to the Original Agreement.

          "Participant" has the meaning set forth in Section 10.08(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Percentage Interest" with respect to a Secured Party, shall mean that percentage which is the equivalent of a fraction, the numerator of which is the then aggregate amount (including but not limited to principal, interest and premium, if any) outstanding of the Secured Obligations owing to such Secured Party (but limited, as to the Synthetic Lease Obligations, to the Senior Synthetic Lease Secured Obligations), and the denominator of which is the total of the amounts described in the numerator for all Secured Parties.

          "Performance Pricing Determination Date" has the meaning set forth in
Section 2.05(a).

          "Permitted Encumbrances" means, (i) as to the Collateral described in the Security Agreement, the encumbrances expressly permitted by the Security Agreement, and (ii) as to each Designated Real Property, the encumbrances expressly permitted by the Mortgage with respect to such Designated Real Property.

          "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

          "Personal Property Due Diligence Submission Date" has the meaning set forth in Section 6.27(c).

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

          "Pledged Stock" means all of the securities pledged from time to time to the Administrative Agent pursuant to the Stock Pledge Agreement.

          "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

          "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

          "Real Property" means any owned real property having a cost or assessed value for ad valorem tax purposes of $100,000 or more, and any leased real property with annual aggregate base rental payments (meaning minimum periodic contractual rent, excluding

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

reimbursement recovery of common area maintenance or other common property operating expenses and excluding percentage rent) of $50,000 or more, of the Borrower or any Guarantor located in the United States of America and described in Schedule 6.27, as it may be supplemented from time to time pursuant to
Section 6.27(b)(ii); provided, however, that none of the Synthetic Lease
                     --------  -------
Property shall constitute Real Property for purposes hereof unless and until the Borrower purchases any such Synthetic Lease Property subject and pursuant to the Synthetic Lease Documents.

          "Real Property Documentation" means the instruments, documents and agreements executed and/or delivered by Borrower or any Guarantor to the Collateral Agent (if applicable) pursuant to Section 6.27(b) in connection with each Mortgage in order to convey to the Collateral Agent (or a trustee for the benefit of the Administrative Agent, as applicable under the applicable law) for the equal and ratable benefit of the Secured Parties (except that the benefit of the Liens of the Collateral Agent in all of the Collateral as to the Junior Synthetic Lease Secured Obligations is junior and subordinate to the benefit of such Liens as to the other Secured Obligations), a first priority security interest in, lien on and security title (subject to Permitted Encumbrances) to the right, title and interest of the Borrower and each Guarantor in the Designated Real Property described therein, and other rights ancillary thereto, all in form and substance reasonably satisfactory to the Collateral Agent, after consultation with the Borrower. The Real Property Documentation shall include, without limitation, the following as to each Designated Real Property and the land on which it is located:

          (i) an owner's/lessee's affidavit for each parcel or tract of such Designated Real Property;

          (ii) mortgagee title insurance binders and policies for each tract or parcel of such Designated Real Property;

          (iii) such consents, acknowledgments, intercreditor or attornment and subordination agreements as the Collateral Agent may require from any Third Parties with respect to any portion of such Designated Real Property;

          (iv) a current survey of each parcel or tract of such Designated Real Property;

          (v)   a certificate as to the insurance required by the related
                Mortgage;

          (vi) a report of a licensed engineer detailing an environmental inspection of such Designated Real Property (which shall be a "Phase 1" report only unless either a "Phase 2" report is recommended in such Phase 1 report or the Collateral Agent determines in its reasonable judgment, based on such Phase 1 report, that a Phase 2 report should be obtained);

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (vii) a Hazardous Materials Indemnity Agreement for such Plant or Designated Other Real Property;

          (viii) an appraisal of such Designated Real Property, prepared by an appraiser satisfactory to the Collateral Agent and engaged by and on behalf of the Collateral Agent and the Banks; and

          (ix) any revenue ruling or similar assurance from the department of revenue or taxation requested by the Collateral Agent with respect to any stamp, intangible or other taxes payable in connection with the filing for record of any of the Mortgages.

          "Receivable" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the respective invoice, or, in the case of any such obligation of which no invoice has been issued, as certified in a Borrowing Base Certificate, of a customer of the Borrower or any of its Subsidiaries in respect of goods sold or services rendered in the ordinary course, in each case which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Borrower or such Subsidiary.

          "Recording Expenses" has the meaning set forth in Section 6.27(d).

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

          "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Euro-Dollar Loan is maturing or a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Administrative Agent as provided in Section 2.12, in each case as contemplated in Section 2.02(d).

          "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to the Administrative Agent pursuant to Section 3.05 with respect to Letters of Credit.

          "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

          "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Syndicated Loans and the Letters of Credit; provided, however,
                                                          --------  -------
that after payment in full of all of the Revolver Obligations and termination of all of the Commitments, if the Synthetic Lease Obligations and/or the Hedge Obligations have not been paid in full and all obligations of the Synthetic Lease Funding Parties under the Synthetic Lease Documents and of the Hedge Providers under the Hedging Agreements have not been terminated, all references to the term "Required Banks" in this Agreement and the other Loan Documents shall be deemed to mean and refer to the holders of 66 2/3% of the aggregate outstanding principal amount of the Synthetic Lease Obligations and the Hedge Obligations.

          "Restricted Payment" means (i) any Dividend, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

          "Revenue Equipment" means tractors and trailers used in the ordinary course of business and tagged and permitted to be used in the ordinary course of business.

          "Revenue Equipment Sale and Replacement Program" means the Borrower's program of selling and replacing Revenue Equipment during the 2001 calendar year, which contemplates (i) selling up to 850 tractors and replacing 850 of them and (ii) selling up to 2400 trailers and replacing 1200 of them (such program excluding and being in addition to the leasing of tractors pursuant to operating leases, including pursuant to Sale-Leaseback Transactions).

          "Revolver Obligations" means all indebtedness, liabilities and obligations of the Borrower to the Administrative Agent and the Banks under this Agreement, the Notes and the other Loan Documents and of the Subsidiaries under the Guaranty Agreement, including, without limitation, all principal, interest, fees, costs and indemnification amounts, and any extensions and renewals thereof in whole or in part.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Sale-Leaseback Transaction" means any transaction pursuant to which the Borrower or any Subsidiary sells any Property or other asset to another Person and then leases back such Property or other asset from such other Person and the lessor obtains no interest in any assets of the Borrower or any Subsidiary, other than the Property or assets leased pursuant thereto.

          "Secured Parties" means (i) the Administrative Agent and the Banks, with respect to the Revolver Obligations, (ii) the Synthetic Lease Funding Parties, with respect to the Synthetic Lease Obligations, and (iii) the Hedge Providers, with respect to the Hedge Obligations.

          "Secured Obligations" means (i) the Revolver Obligations, (ii) all Synthetic Lease Obligations, limited, however, as to this clause (ii) to a maximum aggregate amount equal to $12,000,000, of which amount $8,750,000 shall be the "Senior Synthetic Lease Secured Obligations", and $3,250,000 shall be the "Junior Synthetic Lease Secured Obligations"); and (iii) all Hedge Obligations, limited, however, as to this clause (iii) to a maximum aggregate amount of $5,000,000; and (iv) all other Secured Obligations, including Enforcement Costs, described in any of the Security Documents.

          "Security Agreement" means the Security Agreement, substantially in the form of Exhibit O, to be executed and delivered by the Borrower and each
            ---------
Guarantor, granting to the Administrative Agent, for the equal and ratable benefit of the Secured Parties (except that the benefit of the Liens of the Collateral Agent in all of the Collateral as to the Junior Synthetic Lease Secured Obligations is junior and subordinate to the benefit of such Liens as to the other Secured Obligations), a first priority security interest in the personal property described therein, subject only to Permitted Encumbrances, to secure the Secured Obligations, together with all amendments and supplements thereto.

          "Security Documents" means the Stock Pledge Agreement, the Security Agreement, the Mortgages and the Hazardous Materials Indemnity Agreements.

          "Senior Synthetic Lease Secured Obligations" has the meaning set forth in clause (ii) of the definition of Secured Obligations.

          "Stock Pledge Agreement" means the Stock Pledge Agreement, substantially in the form of Exhibit N, and to be executed by the Borrower and
                             ---------
each Guarantor owning Subsidiaries, agreeing to pledge to the Administrative Agent pursuant thereto, for the equal and ratable benefit of the Secured Parties (except that the benefit of the Liens of the Collateral Agent in all of the Collateral as to the Junior Synthetic Lease Secured Obligations is junior and subordinate to the benefit of such Liens as to the other Secured Obligations), all of the outstanding capital stock of all Subsidiaries, and all other securities held by them from time to time, to secure the payment of all of the Secured Obligations, as any of the foregoing may be amended or supplemented from time to time.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Swing Loan" means a Loan made by Wachovia pursuant to Section 2.01(b), which must be a Base Rate Loan.

          "Swing Loan Note" means the promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the
                             -----------
Borrower to repay the Swing Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

          "Syndicated Loan Notes" means the Syndicated Loan Notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of
                                       -----------
the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01(a).

          "Synthetic Lease Documents" means the Investment Agreement, the "Lease" and the other "Operative Documents" (as those terms are defined in Schedule 1.02 to the Investment Agreement).

          "Synthetic Lease Funding Parties" means the "Lessor" and the "Lease Participants" (as those terms are defined in Schedule 1.02 to the Investment Agreement which is included in the Synthetic Lease Documents).

          "Synthetic Lease Obligations" means all indebtedness, liabilities and obligations of the Borrower as "Company", "Lessee" and "Acquisition/Construction Agent" (as those terms are defined in Schedule 1.02 to the Investment Agreement which is included in the Synthetic Lease Documents) to the Synthetic Lease Funding Parties pursuant to the Synthetic Lease Documents and of the Subsidiaries under the "Subsidiary Guaranty" (as defined in Schedule 1.02 to the Investment Agreement which is included in the Synthetic Lease Documents), including, without limitation, all "A Percentage Lessor Investments", "B Percentage Lessor Investments" "A Percentage Yield", "B Percentage Yield" and all other amounts (including, without limitation, fees, costs and indemnification amounts) payable under any of the "Operative Documents" (as those terms are defined in Schedule 1.02 to the Investment Agreement which is included in the Synthetic Lease Documents), and any extensions and renewals thereof in whole or in part.

          "Synthetic Lease Property" means the "Headquarters Facility" (as that term is defined in Section 11.22 of the Investment Agreement which is included in the Synthetic Lease Documents).

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          "Taxes" has the meaning set forth in Section 2.11(c).

          "Termination Date" means whichever is applicable of (i) January 14, 2002,(ii) the date the Commitments are terminated pursuant to Section 7.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Transaction Documents" means this Agreement, the Notes, the Security Documents, the other Loan Documents, the Synthetic Lease Documents and the Hedging Agreements.

          "Transferee" has the meaning set forth in Section 10.08(d).

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "Unused Commitment" means at any date, (a) with respect to all Banks, an amount equal to the aggregate Commitments less the sum of (i) the aggregate outstanding principal amount of the Syndicated Loans (but not its Swing Loans) and (ii) the aggregate outstanding Letter of Credit Obligations, and (b) with respect to any Bank, an amount equal to the aggregate Unused Commitment determined in clause (a) above multiplied by such Bank's Commitment Share.

          "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

          "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02.    Accounting Terms and Determinations. Unless
                           -----------------------------------
otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.01, shall mean the financial statements referred to in Section 5.04).

          SECTION 1.03.    References. Unless otherwise indicated, references
                           ----------
in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

          SECTION 1.04.    Use of Defined Terms.  All terms defined in this
                           --------------------
Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

          SECTION 1.05.    Terminology.  All personal pronouns used in this
                           -----------
Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                                   ARTICLE II

                         THE REVOLVING CREDIT FACILITY

          SECTION 2.01.    Commitments to Lend Syndicated Loans and Swing Loans.
                           ----------------------------------------------------

              (a)  Syndicated Loans.  Each Bank severally agrees, on the terms
                   ----------------
and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made,

              (i) the aggregate outstanding principal amount of Syndicated Loans (and Swing Loans, as to Wachovia) and Letter of Credit Obligations of such Bank shall not exceed the amount of its Commitment, and

              (ii) the aggregate outstanding principal amount of all Syndicated Loans and Swing Loans and all Letter of Credit Obligations shall not exceed the lesser of (A) the aggregate amount of the Commitments, and (B) the Borrowing Base.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Each Syndicated Borrowing which is a Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $3,000,000 or any larger integral multiple of $1,000,000, and each Syndicated Borrowing which is a Base Rate Borrowing under this Section shall be in an aggregate principal amount of $3,000,000 or any larger integral multiple of $1,000,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

          (b) Swing Loans.  In addition to the foregoing, Wachovia shall from
              -----------
time to time, upon the request of the Borrower, if the applicable conditions precedent in Article III have been satisfied, make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not exceeding $5,000,000; provided that, immediately after such Swing Loan is made, the
            --------
conditions set forth in clauses (i) and (ii) of Section 2.01(a) shall have been satisfied. Each Swing Loan Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $100,000 or any larger multiple of $25,000.
Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this Section 2.01(b) at any time before the Termination Date. Swing Loans shall not be considered a utilization of the Commitment of Wachovia or any other Bank hereunder. All Swing Loans shall be made as Base Rate Loans. At any time, upon the request of Wachovia, each Bank other than Wachovia shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans.
On such third Domestic Business Day, each Bank will immediately transfer to Wachovia, in immediately available funds, the amount of its participation. Whenever, at any time after Wachovia has received from any such Bank its participating interest in a Swing Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however,
                                                           --------  -------
that in the event that such payment received by the Administrative Agent is required to be returned, such Bank will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it. Each Bank's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          SECTION 2.02.    Method of Borrowing Syndicated Loans and Swing Loans.
                           ----------------------------------------------------

          (a) The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing, and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

              (ii)  the aggregate amount of such Borrowing,

              (iii) whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, or stating that such Borrowing is to be a Swing Loan Borrowing, and

              (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; provided, that if the Commitment Reduction
                                    --------
     Date is scheduled to occur during the Interest Period so selected, and as a result thereof (but for this proviso) the Borrower shall become obligated to prepay or repay all or any portion of the Loans on such Commitment Reduction Date pursuant to Section 2.10, then a portion of such Euro-Dollar Borrowing which is equal to the amount of the Loans that would otherwise be so prepaid or repaid on such Commitment Reduction Date either (A) shall have applicable thereto an Interest Period or Interest Periods, as selected by the Borrower, ending on or before the Commitment Reduction Date corresponding in amount to such portion which would otherwise be prepaid or repaid, or (b) shall instead be made as a Base Rate Loan.

          (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and (unless such Borrowing is a Swing Loan Borrowing) of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall thereafter be irrevocable by the Borrower.

          (c) Not later than 1:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address determined pursuant to Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in or specified pursuant to Section 10.01 (i) no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Euro-Dollar Borrowing or (ii) no later than 1:00 P.M. (Atlanta, Georgia time) on the date of a Base Rate Borrowing, stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower
                             --------
of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision. Unless the Administrative Agent determines that any applicable condition specified in
Article IV has not been satisfied, Wachovia will make available to the Borrower at Wachovia's Lending Office the amount of any such Borrowing which is a Swing Loan Borrowing.

          (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Administrative Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.11, as the case may be.

          (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

          (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Syndicated Loans and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

          (g) Notwithstanding anything to the contrary contained herein, there shall not be more than eight (8) Euro-Dollar Borrowings outstanding at any given time.

          SECTION 2.03.    Notes.
                           -----
          (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment. The Swing Loans shall be evidenced by a single Swing Loan Note payable to the order of Wachovia in the original principal amount of $5,000,000.

          (b) Upon receipt of each Bank's Notes pursuant to Section 4.01, the Administrative Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error
                   --------
in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.04.    Maturity of Loans.
                           ------------------
          (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on January 14, 2002.

          SECTION 2.05.    Interest Rates.
                           --------------

          (a) "Applicable Margin" means:

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

           (i) for the period commencing on the Closing Date, to and including the next Performance Pricing Determination Date, (x) for any Base Rate Loan, 1.50%, and (y) for any Euro-Dollar Loan, 3.00%; provided, however,
                                                           --------  -------
     that Euro-Dollar Loans made under the Original Agreement which are outstanding on the Closing Date shall be adjusted to reflect the provisions of this Section 2.05 for the remainder of their respective Interest Periods; and

           (ii) from and after such next Performance Pricing Determination Date, for any Base Rate Loan or Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to the ratio of Consolidated EBILT to Consolidated Fixed Charges for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

                                               Applicable Margian
                                               ------------------
 Ratio                             Base Rate Loan            Euro-Dollar Loan
 -----                             --------------            ----------------

** 1.15 to 1.00                         1.25%                       2.75%
*  1.15 to 1.00                         1.50%                       3.00%

In determining interest for purposes of this Section 2.05 and fees for purposes of Section 2.06, the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 6.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section
2.05 or fees pursuant to Section 2.06, the Borrower shall deliver to the Administrative Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is the last date on which such financial statements are permitted to be delivered pursuant to Section 6.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (i) changes in interest shall only be
                            --------
effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (ii) no fees or interest shall be decreased pursuant to this Section 2.05 or Section 2.06 if a Default is in existence on the Performance Pricing Determination Date.

          (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

*  Less than
** Greater than or equal to

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered
                                                --------
rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

          SECTION 2.06.    Fees.
                           ----

          (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Bank, a commitment fee, calculated in the manner provided in the last paragraph of Section 2.05(a)(ii), on the average daily amount of such Bank's Unused Commitment, at a rate per annum equal to: (i) for the period commencing on the Closing Date, to and including the next Performance Pricing Determination Date, 0.50%; and (ii) from and after such next Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to the ratio of Consolidated EBILT to Consolidated Fixed Charges for the quarterly or annual period ending immediately prior to such Performance Pricing Determination
Date:

                    Ratio                    Commitment Fee
                    -----                    --------------

                    ?? 1.15 to 1.00                0.45%
                     * 1.15 to 1.00                0.50%

Such commitment fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

          (b) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Arranger's Letter Agreement.

          SECTION 2.07.    Optional Termination or Reduction of Commitments. The
                           ------------------------------------------------
Borrower may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination.

          SECTION 2.08.    Mandatory Reduction and Termination of Commitments.
                           --------------------------------------------------

          (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

*  Less than
?? Unknown symbol

          (b) The aggregate amount of Commitments shall be reduced by the amount of any mandatory prepayments required to be made pursuant to Section 2.10(b) on the date such required prepayments are required to be made pursuant thereto.

          (c) The aggregate amount of Commitments shall be reduced to $210,000,000 on the Commitment Reduction Date, if they have not previously been reduced to or below such amount pursuant to Section 2.07 or this Section 2.08.

          SECTION 2.09.    Optional Prepayments.
                           --------------------

          (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $3,000,000, or $100,000 as to Swing Loans, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks (or of Wachovia, in the case of Swing Loans) included in such Base Rate Borrowing.

          (b) Subject to any payments required pursuant to the terms of Article IX for such Euro-Dollar Loan, upon 3 Domestic Business Days' prior written notice, the Borrower may prepay in minimum amounts of $3,000,000 with additional increments of $1,000,000 (or any lesser amount equal to the outstanding balance of such Loan) all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section 2.09, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Administrative Agent, shall thereafter be irrevocable by the Borrower.

          SECTION 2.10.    Mandatory Prepayments.
                           ---------------------

          (a) On each date on which (w) the Commitments are reduced pursuant to
Section 2.07 or Section 2.08, or (x) the aggregate amount of all outstanding Syndicated Loans and Letter of Credit Obligations exceeds the Borrowing Base, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 9.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed (y) the aggregate amount of the Commitments as then reduced, or (z) the Borrowing Base as then in effect.

          (b) Within 3 Domestic Business Days after receipt of Net Cash Proceeds, the Borrower shall prepay the Loans by an amount equal to:

              (i) with respect to Net Cash Proceeds of Asset Dispositions, 100% of such Net Cash Proceeds of Asset Dispositions (other than from any Asset Disposition

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     which is part of the Revenue Equipment Sales and Replacement Program unless such Asset Disposition also is a Sale-Leaseback Transaction, or from any Off-Lease Purchase and Resale Arrangement; provided that (1) in the event
                                                --------
     of a sale of the Borrower's terminal facility in Salt Lake City, Utah, the Borrower may certify in writing to the Administrative Agent the amount which it reasonably estimates in good faith will be needed to replace such facility, and such amount may be retained by the Borrower and used to replace such facility, so long as any portion of such retained amount which is not so used to replace such facility within 12 months shall be paid to the Administrative Agent pursuant hereto (and the Borrower shall keep the Administrative Agent fully informed as to the status of such replacement and the amounts used therefor) and (2) in addition to the foregoing exceptions, the Borrower may retain the first $1,000,000 of Net Cash Proceeds received by it in any Fiscal Year;

              (ii) with respect to Net Insurance Proceeds, other than Net Insurance Proceeds that Borrower or any of its Subsidiaries have designated in writing to Administrative Agent will be used solely for purposes of repairing, restoring or replacing the applicable personal property or Real property that is the subject of the casualty, 100% of such Net Insurance Cash Proceeds; and

              (iii) with respect to Net Proceeds of Capital Stock, 100% of such Net Proceeds of Capital Stock.

Each such payment or prepayment pursuant to this Section 2.10(b) shall be accompanied by a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds.

          (c) Each such payment or prepayment shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority: (i) first to any Swing Loans outstanding; (ii) secondly to Syndicated Loans which are Base Rate Loans; and (ii) thirdly to Syndicated Loans which are Euro-Dollar Loans.

          SECTION 2.11.    General Provisions as to Payments.
                           ---------------------------------

          (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in
Section 10.01. The Administrative Agent will promptly distribute to Wachovia each such payment received on account of the Swing Loans and to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

          (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without set-off, counterclaim, or deduction, including but not limited to any deduction for,(and shall be free from), any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or such certificate(s) or opinion of counsel, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

          Each Bank which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is
                                                       --------
unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any
                                                     --------
time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

          Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

          SECTION 2.12.    Computation of Interest and Fees. Interest on Base
                           --------------------------------
Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III

                           LETTER OF CREDIT FACILITY

          SECTION 3.01.    Obligation to Issue. Subject to the terms and
                           -------------------
conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Administrative Agent shall issue for the account of Borrower, one or more Letters of Credit denominated in Dollars, in accordance with this Article III, from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Termination Date.

          SECTION 3.02.    Types and Amounts. The Administrative Agent shall
                           -----------------
have no obligation to issue any Letter of Credit at any time:

          (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon the Administrative Agent;

          (b) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations would exceed $10,000,000, or (ii) the sum of the aggregate Letter of Credit Obligations, plus the aggregate principal amount of the Loans outstanding at such time, would exceed the Borrowing Base;

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (c) which has an expiration date (i) more than 360 days after the date of issuance or (ii) after the Termination Date.

          SECTION 3.03.    Conditions.  In addition to being subject to the
                           ----------
satisfaction of the conditions contained in Article IV, the obligation of the Administrative Agent to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (a) the Borrower shall have delivered to the Administrative Agent at such times and in such manner as the Administrative Agent may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Administrative Agent and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the Administrative Agent;

          (b) as of the date of issuance no order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Administrative Agent from issuing the Letter of Credit and no law, rule or regulation applicable to the Administrative Agent and no request or directive (whether or not having the force of law) from any Authority with jurisdiction over the Administrative Agent shall prohibit or request that the Agent refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit;

          (c) the Unused Commitment shall not be less than the amount of the requested Letter of Credit; and

          (d) the expiration date of the Letter of Credit shall not extend beyond the Termination Date.

          SECTION 3.04.    Issuance of Letters of Credit.
                           -----------------------------

          (a) At least two Domestic Business Days before the effective date for any Letter of Credit, the Borrower shall give the Administrative Agent a written notice containing the original signature of an authorized officer or employee of the Borrower. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested (which original face amount shall not be less than $100,000), the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

          (b) Issuance; Notice of Issuance.  If the original face amount of the
              ----------------------------
requested Letter of Credit is less than or equal to the Unused Commitment at such time and the applicable conditions set forth in this Agreement are satisfied, the Administrative Agent shall issue the

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

requested Letter of Credit. The Administrative Agent shall give each Bank written or telex notice in substantially the form of Exhibit K, or telephonic
                                                     ---------
notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit and shall deliver to each Bank in connection with such notice a copy of the Letter of Credit issued by the Administrative Agent.

          (c) No Extension or Amendment.  The Administrative Agent shall not
              -------------------------
extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by Section 3.02 or Section 3.03.

          SECTION 3.05.    Reimbursement Obligations; Duties of the Issuing
                           ------------------------------------------------
Bank.
- ----

          (a) Reimbursement.  Notwithstanding any provisions to the contrary in
              --------------
any Letter of Credit Application Agreement:

              (i) the Borrower shall reimburse the Administrative Agent for drawings under a Letter of Credit issued by it no later than the earlier of
     (A) the time specified in such Letter of Credit Application Agreement, or
     (B) 1 Domestic Business Day after the payment by the Administrative Agent;

              (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by the Administrative Agent, the Base Rate and (B) thereafter, the Default Rate; and

              (iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Administrative Agent is reimbursed in accordance with subsection (i) above, the Borrower irrevocably authorizes the Administrative Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to make Loans to Borrower in such amount regardless of whether the conditions precedent to the making of Loans hereunder have been met. The Borrower further authorizes the Administrative Agent to credit the proceeds of such Loan so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

          (b) Duties of the Administrative Agent.  Any action taken or omitted
              ----------------------------------
to be taken by the Administrative Agent in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Administrative Agent under any resulting liability to any Bank, or assuming that the Administrative Agent has complied with the procedures specified in Section 3.04 and such Bank has not given a notice contemplated by
Section 3.06(a) that continues in full force and effect, relieve that Bank of its obligations hereunder to the Administrative Agent. In determining whether to pay under any Letter of Credit, the Administrative Agent shall have no obligation relative to the Banks other

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

          SECTION 3.06.    Participations.
                           --------------

          (a) Purchase of Participations.  Immediately upon issuance by the
              --------------------------
Administrative Agent of any Letter of Credit in accordance with the procedures set forth in Section 3.04, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Share, in such Letter of Credit (or guaranty pertaining thereto); provided, that a Letter of Credit shall not be entitled to the
          --------
benefits of this Section 3.06 if the Administrative Agent shall have received written notice from any Bank on or before the Domestic Business Day immediately prior to the date of the Administrative Agent's issuance of such Letter of Credit that one or more of the conditions contained in Section 3.03 or Article IV is not then satisfied, and, in the event the Administrative Agent receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Bank or until the Required Banks have effectively waived such condition in accordance with the provisions of this Agreement.

          (b) Sharing of Letter of Credit Payments.  In the event that the
              ------------------------------------
Administrative Agent makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to the Administrative Agent pursuant to Section 3.07 or which cannot be paid by a Loan pursuant to subsection (iii) of Section 3.05, the Administrative Agent shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Administrative Agent such Bank's Commitment Share of the amount of such payment in Dollars and in same day funds. If the Administrative Agent so notifies such Bank prior to 10:00 A.M. (Atlanta, Georgia time) on any Domestic Business Day, such Bank shall make available to the Administrative Agent its Commitment Share of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Share of the amount of such payment available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Administrative Agent at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight federal funds to cover such amount for each such day during such period. The failure of any Bank to make available to the Administrative Agent its Commitment Share of any such payment shall neither relieve nor increase the obligation of any other Bank hereunder to make available to the Administrative Agent its Commitment Share of any payment on the date such payment is to be made.

          (c) Sharing of Reimbursement Obligation Payments.  Whenever the
              --------------------------------------------
Administrative Agent receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Administrative Agent has received any payments from the

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Banks pursuant to this Section 3.06, it shall promptly pay to each Bank which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Bank's Commitment Share thereof. Each such payment shall be made by the Administrative Agent on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Atlanta, Georgia time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

          (d) Documentation.  Upon the request of any Bank, the Administrative
              -------------
Agent shall furnish to such Bank copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

          (e) Obligations Irrevocable.  The obligations of the Banks to make
              -----------------------
payments to the Administrative Agent with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the Administrative Agent has issued such Letter of Credit in accordance with Section 3.04 and such Bank has not given a notice contemplated by Section 3.06(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

              (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

              (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

              (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

              (v) payment by the Administrative Agent under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (vi) payment by the Administrative Agent under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Administrative Agent; or

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

              (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Administrative Agent.

          SECTION 3.07.    Payment of Reimbursement Obligations.
                           ------------------------------------

          (a) Payments to Issuing Bank.  The Borrower agrees to pay to the
              ------------------------
Administrative Agent the amount of all Reimbursement Obligations, interest and other amounts payable to the Administrative Agent under or in connection with any Letter of Credit issued for such Borrower's account immediately when due, irrespective of:

              (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

              (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

              (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

              (v) payment by the Administrative Agent under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (vi) payment by the Administrative Agent under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Administrative Agent; or

              (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Administrative Agent.

          (b) Recovery or Avoidance of Payments.  In the event any payment by or
              ---------------------------------
on behalf of the Borrower received by the Administrative Agent with respect to a Letter of Credit and distributed by the Administrative Agent to the Banks on account of their participations is

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, each Bank that received such distribution shall, upon demand by such Administrative Agent, contribute such Bank's Commitment Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

          SECTION 3.08.    Compensation for Letters of Credit.
                           ----------------------------------

          (a) Letter of Credit Fees.  The Borrower shall pay to the
              ---------------------
Administrative Agent with respect to each Letter of Credit issued hereunder a per annum letter of credit fee ("Letter of Credit Fee") equal to the Applicable Margin for Euro-Dollar Loans from time to time as set forth in Section 2.05(a)(ii) on the average daily maximum amount available to be drawn under such Letter of Credit, accruing from the date of issuance to the date of expiration, and payable on each March 31, June 30, September 30 and December 31 and on the Termination Date. Letter of Credit Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Administrative Agent shall promptly remit such Letter of Credit Fees, when paid, to the Banks in accordance with their Commitment Shares thereof.

          (b) Administrative Agent Charges.  The Borrower shall pay to the
              ----------------------------
Administrative Agent, solely for its own account on the date of issuance of each Letter of Credit, an issuance fee for each Letter of Credit equal to .125% of the face amount of the Letter of Credit, as well as the standard charges assessed by the Administrative Agent in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit issued hereunder, which charges shall be those typically charged by the Administrative Agent to its customers generally having credit and other characteristics similar to the Borrower, as determined in good faith by the Administrative Agent.

          SECTION 3.09.    Indemnification; Exoneration.
                           ----------------------------

          (a) Indemnification.  In addition to amounts payable as elsewhere
              ---------------
provided in this Article III, the Borrower shall protect, indemnify, pay and save the Administrative Agent and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Administrative Agent, or any Bank may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

          (b) Assumption of Risk by Borrower.  As between the Borrower, the
              ------------------------------
Administrative Agent and the Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for such Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent and the Banks shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason,
(iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Administrative Agent and the Banks.

          (c) Exoneration.  In furtherance and extension and not in limitation
              -----------
of the specific provisions hereinabove set forth, any action taken or omitted by the Administrative Agent under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Administrative Agent or any Bank under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

          SECTION 3.10.    Credit Yield Protection; Capital Adequacy. If the
                           -----------------------------------------
adoption after the date hereof of any applicable law, statute, rule, regulation, ordinance, writ, injunction, decree, order, judgment, guideline or decision of any Authority ("Governmental Rule"), any change after the date hereof in any interpretation or administration of any applicable Governmental Rule by any Person charged with its interpretation or administration or compliance by the Administrative Agent or any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Person:

          (a) shall subject the Administrative Agent or any Bank (or its Lending Office) to any tax (other than overall net income taxation), duty or other charge with respect to any amount drawn on any Letter of Credit or its obligation to make any payment under the Letters of Credit, or to maintain the Letters of Credit, or shall change the basis of taxation (other than overall net income taxation) of payments to the Administrative Agent or any Bank (or its Lending Office) of any amounts due under this Agreement or any amount drawn on the Letters of Credit; or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System or any Person regulating insurance activities or insurance companies), special deposit or similar requirements against assets of, deposits with or for the account of, credit extended by, letters of credit issued or maintained by, or collateral subject to a lien in favor of the Administrative Agent or any Bank (or its Lending Office) any other condition affecting

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     any amount drawn on the Letters of Credit, or its obligation to make any payment under the Letters of Credit, as the case may be, or to maintain the Letters of Credit; then the remaining provisions of this Section 3.10 shall apply. If the result of any of the foregoing (without regard to whether the Administrative Agent or any Bank shall have sold participations in its respective obligations under this Agreement) is to increase the cost to or to impose a cost on the Administrative Agent or any Bank (or its Lending Office) of making or maintaining any amounts payable hereunder, of maintaining the Letters of Credit, or to reduce the amount of any sum received or receivable by the Administrative Agent or any Bank (or its Lending Office) under any Letter of Credit, then:

             (i) the Administrative Agent or such Bank shall promptly deliver to the Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Administrative Agent or such Bank (or its Lending Office) or the request, direction or requirement with which it has complied, together with the date hereof; and

             (ii) the Borrower shall pay to the Administrative Agent or such Bank within 30 days of written request (which request shall state the amount of increased cost, reduction or payment and the way in which such amount has been calculated), such amount or amounts as will compensate the Administrative Agent or such Bank for the additional cost, reduction of return or payment incurred by the Administrative Agent or such other Bank and, at the option of the Borrower at any time while the Administrative Agent or such Bank is requesting such additional amount or amounts, upon the giving of notice to the Bank and payment to such Bank of all amounts owing to such Bank hereunder, the Borrower may require such Bank to enter into an Assignment and Assumption Agreement pursuant to which such Bank shall transfer all of its rights and interests hereunder and under the other Loan Documents to a third party selected by the Borrower and consented to by the Administrative Agent. If such written request is given within 30 days after the event which results in such increased cost, reduction of return or reduction of payments, such amounts will be calculated from the date of such event; otherwise, such amounts will be calculated as of the date on which the Administrative Agent or such Bank makes the aforesaid written request. The written request of the Administrative Agent or such Bank as to the additional amounts payable pursuant to this paragraph delivered to the Borrower shall be conclusive evidence of the amount thereof in the absence of manifest error.

          (c) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (d) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (e) The provisions of this Section 3.10 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                                  ARTICLE IV

                  CONDITIONS TO EFFECTIVENESS AND BORROWINGS

          SECTION 4.01.    Conditions to Effectiveness.  The obligations of the
                           ---------------------------
Administrative Agent and the Banks hereunder, and the effectiveness of this Agreement, are subject to the satisfaction of the conditions set forth in clauses (ii) and (iii) of Section 4.02 and receipt by the Administrative Agent of the following (as to the documents described in paragraphs (a),(c), (d)and
(e) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Administrative Agent):

          (a) from each of the Borrower, the Administrative Agent and the Required Banks, either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Administrative Agent by overnight courier);

          (b) a duly executed Syndicated Loan Note for the account of each Bank and a duly executed Swing Loan Note to Wachovia, each such Note complying with the provisions of Section 2.03, and from each Bank which holds any of the Original Notes, such Original Notes (provided that, if any Bank is unable to deliver its Original Note on the Closing Date, such delivery on such date shall not be a condition to the

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     of this Agreement, and such Bank shall deliver such Original Note to the Borrower as soon as reasonably practicable after the Closing Date);

          (c) the Guaranty Agreement, duly executed and delivered by each Subsidiary of the Borrower;

          (d) an opinion letter (together with any opinions of local counsel relied on therein) of Scudder Law Firm, P.C., L.L.O., counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions
     ---------
     contemplated hereby as the Administrative Agent or any Bank may reasonably request;

          (e) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the
             ---------
     transactions contemplated hereby as the Agent may reasonably request;

          (f) a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the earlier of the date of the first
             ---------
     Borrowing or the date of the issuance of the first Letter of Credit, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on such date and (ii) the representations and warranties of the Borrower contained in Article V are true on and as of such date;

          (g) all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, a certificate of the Borrower and of each Subsidiary substantially in the form of Exhibit H
                                                                      ---------
     (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower or the Subsidiary, as the case may be, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower or the Subsidiary authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's and each Subsidiary's Certificate of Incorporation, (ii) the Borrower's and each Subsidiary's Bylaws, (iii) a certificate of the Secretary of State of the State of Nevada as to the good standing of the Borrower as a Nevada corporation, and a certificate of the Secretary of State of the State of incorporation of each Subsidiary as to the good standing of such Subsidiary, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party, and the action taken by the Board of Directors of each Subsidiary authorizing such Subsidiary's execution, delivery and performance of the Guaranty and the Contribution Agreement;

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (h) a Borrowing Base Certificate, dated as of the Closing Date;

          (i) the Contribution Agreement, in form and substance as set forth on Exhibit L, duly executed and delivered, from each Subsidiary of the
     ---------
     Borrower and the Borrower; and

          (j) receipt by the Administrative Agent of (i) for the ratable account of those Banks that approve the amendment and restatement of the Original Agreement by executing this Agreement and delivering (or authorizing counsel for the Administrative Agent to release) its signature pages (or a facsimile thereof) on or before 4:00 P.M. (Atlanta, Georgia time) on February 2, 2001, an amendment fee in an amount equal to 0.175% of the aggregate Commitments; and (ii) for the account of the Arranger, the fees payable on the Closing Date pursuant to the Arranger's Letter Agreement.

Any Loans outstanding under the Original Agreement on the Closing Date shall be deemed to have been made under this Agreement and shall be evidenced by the Notes issued hereunder.

          SECTION 4.02.    Conditions to All Borrowings.  The obligation of each
                           ----------------------------
Bank to make a Syndicated Loan on the occasion of each Syndicated Borrowing and the obligation of Wachovia to make a Swing Loan on the occasion of each Swing Loan Borrowing (and, with respect to clauses (b), (c),and (d) below, the obligations of the Administrative Agent to issue each Letter of Credit) is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing;

          (b) the fact that, immediately before and after such Borrowing or Letter of Credit issuance, no Default or Event of Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article V of this Agreement shall be true on and as of the date of such Borrowing or Letter of Credit issuance; and

          (d) the fact that, immediately after such Borrowing or Letter of Credit issuance, as appropriate, the conditions set forth in clauses (i) and (ii) of Section 2.01(a) shall have been satisfied.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 5.01.    Corporate Existence and Power. The Borrower is a
                           -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary except where the failure to be so qualified could not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 5.02.    Corporate and Governmental Authorization; No
                           --------------------------------------------
Contravention.  The execution, delivery and performance by the Borrower of this
- -------------
Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 5.03.    Binding Effect.  This Agreement constitutes a valid
                           --------------
and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Guaranty Agreements, and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower or a Subsidiary, as the case may be, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 5.04.    Financial Information.
                           ---------------------

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen, LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended September 30, 2000, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (b) Since December 31, 1999, there has been no event, act, condition or occurrence having a Material Adverse Effect, except for any matters fully disclosed in writing (including in any financial reports) furnished to the Banks prior to the date hereof.

          SECTION 5.05.    No Litigation.  There is no action, suit or
                           -------------
proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which would be reasonably likely to have a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement, the Notes or any of the other Loan Documents.

          SECTION 5.06.    Compliance with ERISA.
                           ---------------------

          (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

          (b) Neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

          SECTION 5.07.    Compliance with Laws; Payment of Taxes.  The Borrower
                           --------------------------------------
and its Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Borrower and its Subsidiaries, or proper extensions have been obtained for, all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1992.

          SECTION 5.08.    Subsidiaries.  Each of the Borrower's Subsidiaries is
                           ------------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary except where the failure to be so qualified could not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 5.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          SECTION 5.09.    Investment Company Act.  Neither the Borrower nor any
                           ----------------------
of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 5.10.    Public Utility Holding Company Act.  Neither the
                           ----------------------------------
Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          SECTION 5.11.    Ownership of Property; Liens.  Each of the Borrower
                           ----------------------------
and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 6.18.

          SECTION 5.12.    No Default.  Neither the Borrower nor any of its
                           ----------
Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing under any such agreement, instrument, or undertaking.

          SECTION 5.13.    Full Disclosure.  All information heretofore
                           ---------------
furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

          SECTION 5.14.    Environmental Matters.
                           ---------------------

          (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. (S) 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

          (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled or shipped or

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

transported to or from the Properties in the ordinary course of business and in compliance with all applicable Environmental Requirements.

          (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

          SECTION 5.15.    Capital Stock.  All Capital Stock, debentures, bonds,
                           -------------
notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

          SECTION 5.16.    Margin Stock.  Neither the Borrower nor any of its
                           ------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

          SECTION 5.17.    Insolvency.  After giving effect to the execution and
                           ----------
delivery of the Loan Documents and the making of the Loans under this Agreement:
(i) neither the Borrower nor any Subsidiary will (x) be "insolvent," within the meaning of such term as used in O.C.G.A. (S) 18-2-22 or as defined in (S) 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower and each Subsidiary under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

          SECTION 5.18.    Insurance.  The Borrower and each of its Subsidiaries
                           ---------
has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                                  ARTICLE VI

                                   COVENANTS

          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

          SECTION 6.01.    Information.  The Borrower will deliver to each of
                           -----------
the Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Arthur Andersen, LLP, or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not reasonably acceptable to the Required Banks;

          (b) as soon as available and in any event within: (i) 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower; and (ii) 20 days after the end of each Fiscal Month of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Month and the related statement of income and statement of cash flows for such Fiscal Month and for the portion of the Fiscal Year ended at the end of such Fiscal Month, setting forth in each case in comparative form the figures for the corresponding Fiscal Month and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the
                                  ---------
     chief financial officer or the chief

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.05, 6.16, 6.18, and 6.21 through 6.23, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

          (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, or of its determination, based on information then available to it (even if the books have not yet been closed for the relevant period) that there is a reasonable probability that a Default under any of Sections 6.21, 6.22 or 6.23 will occur (and the Borrower hereby agrees to make such determinations from time to time, as financial circumstances warrant), a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (i) within 20 days after the end of each calendar month, a Borrowing Base Certificate computed as of the last day of such calendar month; and

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

          SECTION 6.02.    Inspection of Property, Books and Records.  The
                           -----------------------------------------
Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

          SECTION 6.03.    Maintenance of Existence.  The Borrower shall, and
                           ------------------------
shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

          SECTION 6.04.    Dissolution.  Neither the Borrower nor any of its
                           -----------
Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by
Section 6.05.

          SECTION 6.05.    Consolidations, Mergers and Sales of Assets.  The
                           -------------------------------------------
Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if
(i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (1) a sale of Revenue Equipment as part of the Revenue Equipment Sales and Replacement Program or any Off-Lease Purchase and Resale Arrangement, or (2) subject to Sections 2.08(b) and 2.10(b), during any Fiscal Quarter, any other transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10%

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter (and, upon request of the Borrower, the Collateral Agent shall release any Collateral sold as part of any transfers permitted by this Section 6.05(c)).

          SECTION 6.06.    Use of Proceeds.  No portion of the proceeds of the
                           ---------------
Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis and with the approval (where the Person being acquired is a publicly traded company) of the Board of Directors of the Person to be acquired, and the provisions of Section 6.17 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

          SECTION 6.07.    Compliance with Laws; Payment of Taxes.  The Borrower
                           --------------------------------------
will, and will cause each of its Subsidiaries and each member of the Controlled Group to, be in material compliance with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which: (A) if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Administrative Agent, the Borrower will set up reserves in accordance with GAAP; and (B) when combined with all other such taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations not paid promptly when due during the current Fiscal Quarter and the immediately preceding three Fiscal Quarters is greater than $500,000.

          SECTION 6.08.    Insurance.  The Borrower will maintain, and will
                           ---------
cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

          SECTION 6.09.    Change in Fiscal Year.  The Borrower will not change
                           ---------------------
its Fiscal Year without the consent of the Required Banks.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          SECTION 6.10.    Maintenance of Property.  The Borrower shall, and
                           -----------------------
shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

          SECTION 6.11.    Environmental Notices.  The Borrower shall furnish to
                           ---------------------
the Banks and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened in writing or anticipated (if material) Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or, to the extent the Borrower is aware, any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

          SECTION 6.12.    Environmental Matters.  The Borrower and its
                           ---------------------
Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

          SECTION 6.13.    Environmental Release.  The Borrower agrees that upon
                           ---------------------
the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

          SECTION 6.14.    Transactions with Affiliates.  Neither the Borrower
                           ----------------------------
nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed in public documents which have been delivered to the Banks, and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

          SECTION 6.15.    Restricted Payments.  The Borrower shall not declare
                           -------------------
or make any Restricted Payments at any time after January 10, 2001.

          SECTION 6.16.    Loans or Advances.  Neither the Borrower nor any of
                           -----------------
its Subsidiaries shall make loans or advances at any time after January 10, 2001 to any Person except as permitted by Section 6.17 and except: (i) deposits required by government agencies or public utilities; and (ii) loans and advances to Wholly Owned Subsidiaries; (iii) advances to drivers made in the ordinary course of business and consistent with practices existing on the Closing Date; and (iv) other loans and advances not exceeding an aggregate principal amount outstanding at any time of $250,000; provided that after giving effect to the making of any loans,

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

          SECTION 6.17.    Investments.  Neither the Borrower nor any of its
                           -----------
Subsidiaries shall make Investments in any Person except as permitted by Section
6.16 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent, (iii) commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, or (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's; provided, however, immediately after giving effect to the making of any
- --------  -------
Investment, no Default shall have occurred and be continuing.

          SECTION 6.18.    Liens.  Neither the Borrower nor any Consolidated
                           -----
Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens securing the Secured Obligations;

          (b) Liens existing on the date of this Agreement (other than those relating to the Secured Obligations) securing Debt outstanding on the date hereof described in Schedule 6.20 in the aggregate amount of $12,410,000;

          (c) Liens securing Debt owing by any Subsidiary to the Borrower;

          (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by
                                 --------
     any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased; and

          (e) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

          SECTION 6.19.    Restrictions on Ability of Subsidiaries to Pay
                           ----------------------------------------------
Dividends.  The Borrower shall not permit any Subsidiary to, directly or
- ---------
indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          SECTION 6.20.    Limitation on Debt.  Neither the Borrower nor any
                           ------------------
Subsidiary will create, assume or suffer to exist any Debt, except:

          (a) Debt hereunder and under the Notes;

          (b) Existing Debt secured by Liens described in Schedule 6.20 in the aggregate amount of $12,410,000 and existing unsecured Debt described in
     Schedule 6.20 in the amount of $800,000; and

          (c) Debt owing to the Borrower or another Wholly Owned Subsidiary.

          SECTION 6.21.    Ratio of Consolidated Total Adjusted Debt to
                           --------------------------------------------
Consolidated EBILTDA.  The ratio of Consolidated Total Adjusted Debt to
- --------------------
Consolidated EBILTDA will not, at the end of any Fiscal Quarter, exceed (i) 3.00 to 1.00 during the Fiscal Quarter ending on March 31, 2001, and (ii) thereafter,
2.75 to 1.00.

          SECTION 6.22.    Ratio of Consolidated EBILT to Consolidated Fixed
                           -------------------------------------------------
Charges.  The ratio of (a) Consolidated EBILT to (b) Consolidated Fixed Charges
- -------
will, as of the end of any Fiscal Quarter, exceed the following amounts during the corresponding periods set forth below:

                           Period                                  Amount
                           ------                                  ------
               Fiscal Quarter ending 12/31/00                   1.00 to 1.00
               Fiscal Quarters ending 03/31/01, 6/30/01         1.05 to 1.00
                        and 9/30/01
               Each Fiscal Quarter ending thereafter            1.15 to 1.00


          SECTION 6.23.    Minimum Consolidated Net Worth.  Consolidated Net
                           ------------------------------
Worth will at no time be less than the Consolidated Net Worth reflected on the balance sheet of the Borrower as at December 31, 2000, minus $500,000, plus the sum of (i) 75% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after December 31, 2000 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

          SECTION 6.24.    Limitation on Negative Pledge Clauses.  The Borrower
                           -------------------------------------
will not, nor will it permit any Subsidiary to, enter into any agreement with any Person other than the Banks pursuant to this Agreement or any other Loan Document which prohibits or limits the

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its properties, assets, or revenues, whether now owned or hereafter acquired.

          SECTION 6.25.    Limitation on Acquisitions.  The Borrower will not,
                           --------------------------
nor will it permit any Subsidiary to, agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices).

          SECTION 6.26.    Creation of Subsidiaries.  The Borrower will not, nor
                           ------------------------
will it permit any Subsidiary to, create any Subsidiary except for the creation of a Wholly Owned Subsidiary of the Borrower or of a Wholly Owned Subsidiary, provided that (i) such Subsidiary is organized under the laws of a jurisdiction within the United States of America, (ii) such Subsidiary executes at the time of its creation each of the following (or a joinder agreement pertaining thereto) the Guaranty Agreement, the Contribution Agreement and each of the Security Documents (if and to the extent that it owns Property of the type subject thereto), (iii) an opinion of counsel, acceptable to the Administrative Agent, is delivered to the Banks confirming the due organization of such Subsidiary, the enforceability of the Guaranty Agreement and such Security Documents against such Subsidiary, and such other matters as the Administrative Agent may reasonably request, and (iv) no Default exists immediately prior to or after the creation of the Subsidiary.

          SECTION 6.27.    Collateral.
                           ----------

          (a) It is the intent of the parties hereto that the Secured Obligations shall be secured by the Collateral pursuant to this Agreement and the Security Documents, at the earliest practicable time, and that the actions to be taken pursuant to this Section 6.27 by the Collateral Agent and the Borrower which do not have specific time frames set forth herein shall be pursued with diligence and performed as soon as reasonably practical.

          (b) All Real Property of the Borrower and each Guarantor as of the Closing Date is listed on Schedule 6.27, which shows, as to each Real Property:
(1) the city, town or other local jurisdiction, and county and state of its location; (2) whether the land on which such Real Property is located is owned or leased by the Borrower or a Guarantor, and if leased, the name and address of the owner; (3) all Liens on the Real Property; and (4) to the extent available on the Closing Date, and in any event no later than 30 days after the Closing Date, the name, address and type of interest of any Third Party whose consent is required in connection with the execution, delivery, recording and performance of a Mortgage as to such Real Property, and whether such consent has been obtained.

              (i) As soon as practicable as to each item, but in any event within 30 days after the Closing Date (or, as to any Real Property which is not Designated Real Property on the Closing Date, after the date the Collateral Agent notifies the Borrower of such designation), the Borrower and the Guarantors, as applicable, shall deliver to the Collateral Agent copies of any existing owner's title insurance policies, surveys and environmental inspection reports, as to such Designated Real Property which the

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     Borrower or any Guarantor has in its possession. In the event the Borrower or any Guarantor acquires, after the Closing Date, any new Real Property (either by acquisition of fee simple title or by acquiring a leasehold interest), it will furnish an amendment to or supplement of Schedule 6.27 to the Administrative Agent, the Collateral Agent and each of the Banks, together with copies of any existing owner's title insurance policies, surveys and environmental inspection reports, as to such new Real Property which the Borrower or any Guarantor has in its possession within 5 days after such acquisition adding such new Real Property thereto, and if the Administrative Agent (acting at the direction of the Required Banks) shall so designate, such new Real Property shall become Designated Real Property, for all purposes hereunder and the provisions of clause (ii) below shall apply thereto.

           (ii) As soon as practicable as to each item, but in any event within 60 days after the Closing Date (or, as to any Real Property which is not Designated Real Property on the Closing Date, after the date the Collateral Agent notifies the Borrower of such designation), the Borrower and the Guarantors, as applicable, shall execute (as applicable) and deliver to the Collateral Agent: (1) the Mortgages and UCC-1 financing statements relating to the fixtures located at the premises described therein as to all Designated Real Property; provided, however, that as to any Mortgage on a
                               --------  -------
     leasehold, the Borrower agrees that it shall use commercially reasonable efforts to pursue and obtain any required consent; and (2) all other Real Property Documentation with respect thereto (including a mortgagee title policy, a current survey and an environmental inspection report) and related lien searches; provided, however, that if a "Phase 2" report is recommended in any Phase 1 report as to any Designated Real Property or the Collateral Agent determines in its reasonable judgment, based on such Phase 1 report, that a Phase 2 report should be obtained, such Phase 2 report shall be obtained and furnished as soon as reasonably practicable after such 60 day period ends, if it cannot be obtained and furnished within such 60 day period. If the Borrower or any Guarantor acquires any other Real Property, it shall promptly furnish to the Collateral Agent and the Secured Parties a supplement to Schedule 6.27 including such additional Real Property and furnish to the Collateral Agent a Mortgage and appropriate UCC-1 financing statements requested by the Collateral Agent with respect to each such Real Property which is designated as Designated Real Property.

          (c) The Borrower and each Guarantor has been furnished the forms of Collateral Disclosure Certificates to complete and deliver to the Collateral Agent and its counsel. Lien search reports as to personal property will be obtained by counsel for the Collateral Agent after receipt of such Collateral Disclosure Certificates. In addition, the Borrower shall furnish to the Collateral Agent and its counsel, as soon as practicable, either as part of the relevant Collateral Disclosure Certificate or separately, a complete list of all Revenue Equipment (the "Revenue Equipment List"), showing, for each item, (i) its make, model and serial number, (ii) identification of the state which issued a certificate of title with respect thereto, any certificate of title number assigned thereto, whether there is a holder of a Lien noted thereon, and

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

identification of any such holder (including name and address). All such Collateral Disclosure Certificates, duly completed, and the Revenue Equipment List shall be furnished to the Collateral Agent and its counsel as soon as practicable as to each item, but in any event within 30 days after the Closing Date (the "Personal Property Due Diligence Submission Date").

           (i) At any time after the Personal Property Due Diligence Submission Date, in the discretion of the Collateral Agent (when the Collateral Agent or its counsel is satisfied that it has received most of the personal property lien search reports), the Exhibits to the Security Agreement will be prepared, including Exhibit B, listing Permitted Encumbrances based on such lien search reports so received, and the Security Agreement, together with UCC-1 financing statements relating thereto, shall be delivered to the Borrower and the Guarantors for execution and delivery to counsel for the Collateral Agent, and the Borrowers and the Guarantors shall duly execute the Security Agreement (together with a favorable opinion reasonably acceptable to the Collateral Agent regarding the validity, binding effect and enforceability thereof) and such UCC-1 financing statements and deliver them to such counsel within 5 days of receipt. To the extent liens search reports ordered on behalf of the Collateral Agent have not been received as of such time, such Exhibit B shall be modified after all such lien search reports have been received to include additional Permitted Encumbrances reasonably acceptable to the Collateral Agent based on such additional lien search reports. The Borrower and the Guarantors shall cooperate with the Collateral Agent and any Co-Collateral Agent in connection with the application for new certificates of title for Eligible Revenue Equipment, showing the Lien of the Collateral Agent or any Co-Collateral Agent thereon, and in arranging a system and procedure for delivering all such certificates of title to the Collateral Agent or Co-Collateral Agent, and for releasing the same as and when Eligible Revenue Equipment and other Revenue Equipment is sold as permitted hereby. The Borrower shall use commercially reasonable efforts to pursue and obtain such agreements with Third Parties (including acknowledgements, lien waivers and agreements as to access to personal property from any warehouse owner or processor where any of such personal property may be located) as the Collateral Agent may reasonably require.

           (ii) At any time after the Personal Property Due Diligence Submission Date, in the discretion of the Collateral Agent, the Stock Pledge Agreement, including the Exhibits thereto, will be prepared based on the information obtained in the Collateral Disclosure Certificates or otherwise furnished by the Borrower and delivered to the Borrower and the relevant Guarantors for execution and delivery to counsel for the Collateral Agent, and the Borrowers and the relevant Guarantors shall duly execute the Stock Pledge Agreement and deliver it to such counsel within 5 days of receipt, together with the powers of attorney or blank stock powers pursuant thereto and with delivery of the relevant stock certificates or evidence of registration of the pledge or such other document or other writing which the Administrative Agent may reasonably require with respect thereto (including the execution by the relevant financial intermediary of an

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     account control agreement, as to any uncertificated securities). It is the intent of the parties that the Borrower and each Guarantor shall, pursuant to the Stock Pledge Agreement, pledge to the Collateral Agent (1) all shares of capital stock or other securities or ownership interests held by it on the Closing Date in any Person, whether such Person is a Subsidiary or not (including, without limitation, Transplace.com, LLC but such pledge as to Transplace.com, LLC shall only be effective upon (x) receipt of unanimous consent of the "Members" of Transplace.com, LLC under its Operating Agreement dated April 29, 2000 (which the Borrower agrees to use commercially reasonably efforts to seek to obtain at the earliest practicable time), or (y) to the extent, if any, the prohibition on such pledge contained in Section 11.4 of such Operating Agreement is modified to permit such a pledge or (z) a public offering of equity interests in Transplace.com, LLC, to the extent such pledge would then be permitted under such Operating Agreement or other operative organic governing documents of Transplace.com, LLC or its successor, and the Borrower hereby agrees to notify the Collateral Agent of the occurrence of any such event promptly, and in any event within 2 Domestic Business Days, after such occurrence, and (2) all shares of capital stock or other securities or ownership interests in any Person acquired by any of them after the Closing Date. If the Borrower or any Guarantor acquires any additional shares of stock or securities or other ownership interests in any Person other than a Subsidiary after the Closing Date, within 5 days of such acquisition, it shall notify the Administrative Agent, the Collateral Agent and the Banks thereof, and deliver to the Collateral Agent an amendment or supplement to Exhibit A to the Stock Pledge Agreement, describing such shares, together with the powers of attorney or blank stock powers pursuant thereto and with delivery of the relevant stock certificates or evidence of registration of the pledge or such other document or other writing (including the execution by the relevant financial intermediary of an account control agreement, as to any uncertificated securities), which the Administrative Agent may reasonably require with respect thereto.

          (d) Counsel for the Collateral Agent shall file for record, as applicable, as and when available, each of the Mortgages (and related UCC-1 financing statements pertaining to related fixtures) as to all of the Designated Real Property, each of the UCC-1 financing statements relating to the Security Agreement, and the Borrower shall pay all recording fees and costs and stamp, intangible or other taxes payable in connection with the filing for record of the Mortgages and UCC-1 financing statements (collectively, the "Recording Expenses"). Such filings may be effected as to any Designated Real Property even if some of the Real Property Documentation has not yet been received, if the Collateral Agent so elects or is so directed by the Required Banks.

          SECTION 6.28.    Covenants Pertaining to Synthetic Lease Documents and
                           -----------------------------------------------------
Hedging Agreements; More Restrictive Agreements.
- -----------------------------------------------

          (a) It is acknowledged and agreed by all parties hereto that the Synthetic Lease Documents will be amended as soon as reasonably practicable, but effective January 31,

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

2001, to: (1) conform the Synthetic Lease Documents to and include therein the affirmative, negative and financial covenants contained in Article VI hereof (collectively, the "Identified Covenants") (but other covenants peculiar to such transaction, including, without limitation, those related to the synthetic lease nature thereof or relating to the operation or maintenance of the property leased pursuant thereto, need not be modified); (ii) modify the calculation and determination of the "Yield" portion of "Rent" payable pursuant thereto to reflect the Applicable Margin as determined in Section 2.05 (the "Identified Pricing"); and (iii) to change the Scheduled Lease Termination Date therein to one year after the Termination Date contained herein (the "Identified Maturity Date"). No voluntary prepayment of Synthetic Lease Obligations shall be made without the express written consent of the Required Banks.

          (b) Wachovia, on behalf of the Synthetic Lease Funding Parties, and each Bank which has, or whose Affiliate has, Hedge Obligations, on behalf of the Hedge Providers, hereby agree, that if it shall exercise any right of setoff with respect to any deposit or deposit account of the Borrower or any Guarantor held by or with, such right will be exercised as to its Notes, and not as to the Synthetic Lease Obligations or the Hedge Obligations, and such amount shall be shared pursuant to Section 10.05(b); provided, that (i) the foregoing shall not
                                     --------
apply to any special deposit expressly required by the Synthetic Lease Documents or any of the Hedging Agreements prior to the Closing Date (and not added thereto in contemplation of the Closing Date); and (ii) the foregoing shall not apply to any cash collateral held by Wachovia or any Hedge Provider (and not applied to its Synthetic Lease Obligations or Hedge Obligations) which is derived from its receipt of a distribution to it pursuant to Section 7.03, unless and until its Synthetic Lease Obligations or Hedge Obligations, as the case may be, have been paid in full, and it has no further obligation under the Synthetic Lease Documents or Hedging Agreements, as applicable.

          (c) Except for the conforming amendments to the Synthetic Lease Documents contemplated in paragraph (a) above, the Borrower will not revise the Synthetic Lease Documents, or become a party to any other credit facility or other agreement relating to the incurrence of Debt, to include therein or which contains any affirmative, negative or financial covenants more restrictive than the Identified Covenants, or to include or contain any pricing less favorable to the Borrower than the Identified Pricing, or to require or contain scheduled principal payments or a maturity date earlier than one year after the Identified Maturity Date, as to the Synthetic Lease Documents, or the Identified Maturity Date, as to any other credit facility or agreement, without (i) the Administrative Agent's and the Required Banks' prior written consent, or (ii) if requested by the Administrative Agent and the Required Banks, executing and delivering an amendment to this Agreement and, if necessary, to the other Loan Documents, in order to provide the same more restrictive covenants, pricing and maturity date in favor of the Administrative Agent and the Lenders, as may be requested.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                  ARTICLE VII

                                    DEFAULTS

          SECTION 7.01.    Events of Default.  If one or more of the following
                           -----------------
events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligations with respect to any Letter of Credit or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 6.01(e), 6.02(ii), 6.03 through 6.06, inclusive, or Sections 6.15 through 6.25, inclusive; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower in Article V of this Agreement or by the Borrower or any Subsidiary in any certificate, financial statement, Loan Document or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt in an aggregate amount in excess of $1,000,000 outstanding (other than the Notes) when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt in an aggregate amount in excess of $1,000,000 outstanding of the Borrower or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934) of outstanding shares of the voting stock of the Borrower representing 20% or more of the votes eligible to be cast for the election of the Borrower's Board of Directors; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause
     (B); or

          (m) the occurrence of any event, act, occurrence, or condition which the Required Banks determine either does or has a reasonable probability of causing a Material Adverse Effect.

then, and in every such event, (i) the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate; (ii) the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes, including the Swing Loan Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any
                                                          --------
Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; and (iii) the Collateral Agent and any Co-Collateral Agent shall take such actions as are directed by the Required Banks, and apply any proceeds of the Collateral as provided in Section 7.03. Notwithstanding the foregoing, the Administrative Agent, the Collateral Agent and any Co-Collateral Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

          In addition, upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, the Administrative Agent may immediately advance the

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

principal amount thereof and set aside the amounts so advanced as a collateral reserve for payment of the Reimbursement Obligations relating to Letters of Credit which are subsequently funded. After all Letters of Credit have been cancelled and all Reimbursement Obligations have been satisfied, and the Administrative Agent has been reimbursed all amounts funded by it with respect thereto, any balance remaining in said collateral reserve may be applied to other amounts owed by the Borrower hereunder, and, if none, shall be remitted to Borrower. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

          SECTION 7.02. Notice of Default. The Administrative Agent shall give
                        -----------------
notice to the Borrower of any Default under Section 7.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

          SECTION 7.03. Application of Proceeds. In the event the Administrative
                        -----------------------
Agent exercises any rights, powers or remedies under the Security Documents, or otherwise receives and payment or distribution on account of the Collateral, all such amounts shall be applied as follows:

          FIRST: To the payment of all Enforcement Costs and other costs, expenses, liabilities and advances made or incurred by the Administrative Agent or the Secured Parties, or any of them, in connection with the administration, collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral, including reasonable attorneys' fees and expenses actually incurred of the Administrative Agent and the customary fees of the Administrative Agent, which fees, costs, expenses, liabilities and advances are unpaid as of such date of distribution;

          SECOND: To each of the Secured Parties to the extent of its Secured Obligations (but limited, as to the Synthetic Lease Obligations, to the Senior Synthetic Lease Secured Obligations), calculated on outstanding principal balance thereof on the date of distribution (regardless of whether such Secured Obligations have matured, by acceleration or otherwise), for application to their respective Secured Obligations (or retaining as cash collateral to secure Secured Obligations, as appropriate, in the case of the Senior Synthetic Lease Secured Obligations and the Hedge Obligations), in an amount equal to its Percentage Interest in the funds available for distribution as of the date of receipt, without priority of any one over any other, until the Secured Obligations (other than the Junior Synthetic Lease Secured Obligations) have been paid in full;

          THIRD, to the Synthetic Lease Funding Parties, for application to the Junior Synthetic Lease Secured Obligations (or retaining as cash collateral therefor, as appropriate); and

          FOURTH: Any surplus then remaining after payment of all Secured Obligations shall be paid to the Borrower or a Guarantor, as applicable, as its interests may appear, or as a court of competent jurisdiction may direct.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

In determining the amount of the Synthetic Lease Senior Secured Obligations and Synthetic Lease Junior Secured Obligations of any Synthetic Lease Funding Party or the Hedge Obligations of any Hedge Provider, the Administrative Agent shall be entitled to rely on a written statement from Wachovia, as to the Synthetic Lease Obligations, and each Hedge Provider, as to the Hedge Obligations, sent to the Administrative Agent, with a copy sent simultaneously to each of the other Secured Parties and the Company, stating the amounts which said Secured Party in good faith reasonably believes to be its Synthetic Lease Senior Secured Obligations, Synthetic Lease Junior Secured Obligations or Hedge Obligations, as the case may be (which statement shall itemize the various components thereof, such as interest, principal, fees, etc.). Such statements shall be conclusive or binding on any Secured Party which has failed to object to the statement within 5 Domestic Business Days of receipt of a copy of said statement. Wachovia, as to the Synthetic Lease Obligations, and each Hedge Provider, as to the Hedge Obligations, agrees to give such a statement as to the amount of its Synthetic Lease Senior Secured Obligations, Synthetic Lease Junior Secured Obligations or Hedge Obligations, as the case may be, promptly after a request by the Administrative Agent therefor. Prior to making any distribution hereunder, the Administrative Agent shall make a request to Wachovia and each Hedge Provider for a statement of Synthetic Lease Senior Secured Obligations, Synthetic Lease Junior Secured Obligations or Hedge Obligations, as the case may be, in accordance with the immediately preceding sentence if the most recent statements of such types of Secured Obligations then in the possession of the Administrative Agent are more than 30 days old. In addition to the foregoing, Wachovia, as to the Synthetic Lease Obligations, and each Hedge Provider, as to the Hedge Obligations, agrees that it will from time to time provide such information that is available to it to the Administrative Agent as may be necessary to enable the Administrative Agent to make any calculation hereunder or otherwise required for any purpose hereof.

                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

          SECTION 8.01. Appointment; Powers and Immunities.
                        ----------------------------------

          (a) Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ Agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such Agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as Administrative Agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

          (b) Each Bank hereby designates Bank of America, N.A. as Syndication Agent, Fleet National Bank as Documentation Agent, and SunTrust Bank as Co-Agent. Each of the Syndication Agent, Documentation Agent and Co-Agent, in such capacities, shall have no duties or obligations whatsoever under this Agreement or any other Loan Document or any other document or any matter related hereto and thereto, but shall nevertheless be entitled to all the indemnities and other protection afforded to the Administrative Agent under this Article VIII.

          SECTION 8.02. Reliance by Administrative Agent. The Administrative
                        --------------------------------
Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          SECTION 8.03. Defaults. The Administrative Agent shall not be deemed
                        --------
to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not such Bank has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 10.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          SECTION 8.04. Rights of Administrative Agent and its Affiliates as a
                        ------------------------------------------------------
Bank. With respect to the Loans made by the Administrative Agent and any
- ----
Affiliate of the Administrative Agent, Wachovia in its capacity as a Bank hereunder and any Affiliate of the Administrative Agent or such Affiliate in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though Wachovia were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Administrative Agent in its individual capacity. The Administrative Agent and any Affiliate of the Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if Wachovia were not acting as the Administrative Agent, and the Administrative Agent and any Affiliate of the Administrative Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

          SECTION 8.05. Indemnification. Each Bank severally agrees to
                        ---------------
indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          SECTION 8.06. Consequential Damages. THE ADMINISTRATIVE AGENT SHALL
                        ---------------------
NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 8.07. Payee of Note Treated as Owner. The Administrative
                        ------------------------------
Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 10.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

          SECTION 8.08. Nonreliance on Administrative Agent and Other Banks.
                        ---------------------------------------------------
Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

          SECTION 8.09. Failure to Act. Except for action expressly required of
                        --------------
the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 8.05 against any and all liability and expense which may be incurred

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

          SECTION 8.10. Resignation or Removal of Administrative Agent. Subject
                        ----------------------------------------------
to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

          SECTION 8.11. Provisions Applicable to Collateral Agent. The following
                        -----------------------------------------
provisions apply to the Administrative Agent in its capacity as collateral agent under the Security Documents (in such capacity, the "Collateral Agent").

          (a) The Borrower shall indemnify the Collateral Agent, the Secured Parties and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, or which the Collateral Agent may reasonably incur as a result of the execution, delivery or performance under the Security Documents, or as a result of the Collateral Agent's serving as such thereunder (including, without limitation, its fees and expenses, reasonable counsel fees and disbursements and environmental liabilities arising from or related to any of the properties described in the Security Documents), (ii) each Secured Party severally agrees to indemnify the Collateral Agent, to the extent the Collateral Agent shall not have been reimbursed by the Company, ratably in accordance with its Percentage Interest, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses which the Collateral Agent may incur as a result of the execution, delivery or performance under the Security Documents or as a result of the Collateral Agent's serving as such thereunder (including, without limitation, reasonable counsel fees and disbursements and environmental liabilities arising from or related to any of the properties described in the Security Documents and any actions taken by the Collateral Agent, at the direction of the Required Banks, in each case if and

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

as expressly required and provided by this Agreement, to enforce any of the Security Documents), but in all such cases excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Collateral Agent or any Secured Party and excluding the normal administrative costs and expenses incident to the performance of its agency duties under the Security Documents or hereunder.

          (b) The Collateral Agent shall not be responsible for any recitals, statements, representations or warranties herein or in any of the Security Documents or for insuring or inspecting the Collateral or for paying or discharging any tax, assessment, governmental charge or lien affecting the Collateral, nor shall the Collateral Agent be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements of the Company contained herein or in any of the Security Documents, including but not limited to agreements by the Company to maintain insurance and pay taxes; provided, however, that nothing in this subsection (b) shall relieve the
- --------  -------
Collateral Agent of the performance of any of its duties specifically set forth in this Agreement.

          (c) The Collateral Agent makes no representation or warranty as to the validity, sufficiency or enforceability of this Agreement or any of the Security Documents or Transaction Documents against any other Person, as to the value, title, condition, fitness for use of, or otherwise with respect to the Collateral or as to the perfection or priority of the liens or security interests created thereby.

          (d) The Collateral Agent may rely upon and shall be protected in acting or refraining from acting upon and, absent a request by the Required Banks, shall not be bound to investigate the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (e) The Collateral Agent may consult with counsel, appraisers, engineers, accountants and other skilled persons to be selected by the Collateral Agent and which are reasonably acceptable to the Required Banks and the written advice of any thereof shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

          (f) Wachovia shall be entitled to compensation as Collateral Agent as provided in a separate letter agreement with the Company. Any Collateral Agent other than Wachovia which may hereafter be appointed (an "Other Collateral Agent") shall be entitled to reasonable compensation for all services rendered hereunder, as set forth below, and Wachovia and any Other Collateral Agent shall also be entitled to reimbursement for all reasonable expenses, disbursements and advances incurred or made by it, in and about the administration of the matters herein provided for and in and about the foreclosure, enforcement or other protection

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

of this Agreement, the Collateral or the liens and security interests provided in the Security Documents. The compensation of any Other Collateral Agent shall be in accordance with a fee schedule to be agreed to from time to time by the Company and the Other Collateral Agent, plus expenses and disbursements. Any Other Collateral Agent shall provide a copy of any such schedule to the Secured Parties and, upon any modification of the fee schedule, the Collateral Agent shall give prompt written notice thereof to the Company and to each Secured Party. Compensation and reimbursement of the Collateral Agent pursuant to this
Section 19 shall be paid by the Company upon demand.

          (g) The Collateral Agent may resign at any time by giving at least 30 days' prior notice thereof to the Secured Parties (such resignation to take effect upon the acceptance of a successor collateral agent as hereinafter provided). The Collateral Agent may be removed as Collateral Agent hereunder for or without cause, at any time by the Required Banks. In the event of any such resignation or removal of the Collateral Agent, the Required Banks shall thereupon have the right to appoint a successor Collateral Agent. If no acceptable successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or its removal, the retiring Collateral Agent shall, on behalf of the Secured Parties, appoint a successor collateral agent. Any successor collateral agent appointed by the Collateral Agent pursuant to this Section 8.11(g)s hall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as collateral agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the collateral agent.

          (h) The Collateral Agent, with the consent of the Required Banks, shall have power to appoint one or more persons to act as co-collateral agent (a "Co-Collateral Agent"), jointly with the Collateral Agent, or separate agent or separate agents, of all or any part of the Collateral, including, without limitation with respect to the Eligible Revenue Equipment, as contemplated in
Section 6.27(c)(i) and to vest in such person or persons, in such capacity, such title to the Collateral or any part thereof, and such rights, powers, duties, trusts or obligations as the Collateral Agent, with the consent of the Required Banks, may consider necessary or desirable in any case only for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located. Absent any specific agreement to the contrary, any Co-Collateral Agent appointed hereunder shall, to the extent applicable, have the rights, obligations and duties of the Collateral Agent hereunder, and its reasonable fees and expenses shall be paid by the Borrower promptly upon receipt of statements therefor.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                  ARTICLE IX

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 9.01. Basis for Determining Interest Rate Inadequate or
                        -------------------------------------------------
Unfair. If on or prior to the first day of any Interest Period:
- ------

          (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing of such Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 9.02. Illegality. If, after the date hereof, the adoption of
                        ----------
any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Section 9.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 9.03. Increased Cost and Reduced Return.
                        ---------------------------------

          (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

               (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

               (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

     and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then,

               (iii) the Administrative Agent or such Bank shall promptly deliver to the Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Administrative Agent or such Bank (or its Lending Office) or the request, direction or requirement with which it has complied, together with the date hereof; and

               (iv) the Borrower shall pay to the Administrative Agent or such Bank within 30 days of written request (which request shall state the amount of increased cost, reduction or payment and the way in which such amount has been calculated), such amount or amounts as will compensate the Administrative Agent or such Bank for the additional cost, reduction of return or payment incurred by the Administrative Agent or such other Bank and, at the option of the Borrower at any time while the Administrative Agent or such Bank is requesting such additional amount or amounts, upon the giving of notice to the Bank and payment to such Bank of all amounts owing to such Bank hereunder, the Borrower may require such Bank to enter into an Assignment and Assumption Agreement pursuant to which such Bank shall transfer all of its rights and

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

     interests hereunder and under the other Loan Documents to a third party selected by the Borrower and consented to by the Administrative Agent. If such written request is given within 30 days after the event which results in such increased cost, reduction of return or reduction of payments, such amounts will be calculated from the date of such event; otherwise, such amounts will be calculated as of the date on which the Administrative Agent or such Bank makes the aforesaid written request. The written request of the Administrative Agent or such Bank as to the additional amounts payable pursuant to this paragraph delivered to the Borrower shall be conclusive evidence of the amount thereof in the absence of manifest error.

          (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) The provisions of this Section 9.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

          SECTION 9.04. Base Rate Loans Substituted for Affected Euro-Dollar
                        ----------------------------------------------------
Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans
- -----
has been suspended pursuant to Section 9.02 or (ii) any Bank has demanded compensation under Section 9.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such


/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 9.05. Compensation. Upon the request of any Bank, delivered
                        ------------
to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

          (a)  any payment or prepayment (pursuant to Section 2.10, 2.11, 7.01,
     9.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

          (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.01. Notices. All notices, requests and other
                         -------
communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article IX shall not be effective until received.

          SECTION 10.02. No Waivers. No failure or delay by the Administrative
                         ----------
Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03. Expenses; Documentary Taxes. The Borrower shall pay
                         ---------------------------
(i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Banks and the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, and, if the engagement of a Bank Financial Consultant is requested by the Required Banks at any time, the reasonable fees and expenses of the Bank Financial Consultant, which fees and expenses shall be payable by the Borrower promptly upon receipt of statements therefor (but the Borrower shall not be entitled to receive any reports, conclusions or evaluations of such financial consultant, either in writing or orally, without the consent of the Required Banks), and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

          SECTION 10.04. Indemnification. The Borrower shall indemnify the
                         ---------------
Administrative Agent, the Banks and each Affiliate thereof and their respective directors,

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of, result from, or are in any way directly or indirectly related to (a) this Agreement or any other Loan Document or the transactions contemplated thereby, or (b) any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder, or (c) any breach by the Borrower of this Agreement or any other Loan Document, or (d) any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

          SECTION 10.05. Setoff; Sharing of Setoffs.
                         --------------------------

          (a) The Borrower hereby grants to the Administrative Agent, to Wachovia as to the Swing Loan Note, and to each Bank a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or any such Bank or otherwise in the possession or control of the Administrative Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Administrative Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Administrative Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Administrative Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

          (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to
- --------
exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 10.06. Amendments and Waivers.
                         ----------------------

          (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or lower the rate of interest on any Loan or lower any fees (other than fees payable to the Administrative Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, including any mandatory prepayments as required under Section 2.10, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, including any mandatory prepayments as required under Section 2.10, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) except as expressly provided in this Agreement or any of the Security Documents, release or substitute all or any of the Collateral, viii) release any Guarantee given to support payment of the Loans, or (ix) extend the expiration date of any Letter of Credit beyond the Termination Date.

          (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

          SECTION 10.07. No Margin Stock Collateral. Each of the Banks
                         --------------------------
represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.08. Successors and Assigns.
                         ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Participant shall be entitled to the benefits of Article IX with respect to its participation in Loans outstanding from time to time.

          (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of an Assignee that is not then a Bank, subject to clause (iii) below, by the Borrower); provided that (i) no
                                                       --------
interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000, (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate of a Bank) without the consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld, and (iv) a Bank may not have more than two Assignees that are not then Banks at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower,
(B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Administrative Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

          (d) Subject to the provisions of Section 10.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 9.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 9.02 or 9.03 requiring such Bank to designate a different

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 10.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned
                           --------
Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

          SECTION 10.09. Confidentiality. Each Bank agrees to exercise
                         ---------------
commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank,
(iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 10.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

          SECTION 10.10. Representation by Banks. Each Bank hereby represents
                         -----------------------
that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 10.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

          SECTION 10.11. Obligations Several. The obligations of each Bank
                         -------------------
hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          SECTION 10.12. Georgia Law. This Agreement and each Note shall be
                         -----------
construed in accordance with and governed by the law of the State of Georgia.

          SECTION 10.13. Severability. In case any one or more of the
                         ------------
provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

          SECTION 10.14. Interest. In no event shall the amount of interest,
                         --------
and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Administrative Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Administrative Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

          SECTION 10.15. Interpretation. No provision of this Agreement or any
                         --------------
of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          SECTION 10.16. Waiver of Jury Trial; Consent to Jurisdiction. The
                         ---------------------------------------------
Borrower (a) and each of the Banks and the Administrative Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section
10.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

          SECTION 10.17. Counterparts. This Agreement may be signed in any
                         ------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 10.18. Source of Funds -- ERISA. Each of the Banks hereby
                         ------------------------
severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor
(ii) to the best of its knowledge, any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          SECTION 10.19. Survival. The provisions of Sections 3.09, 8.05 and
                         --------
10.04 shall survive payment or satisfaction in full of all obligations of the Borrower hereunder and the termination of this Agreement.

              [Signatures are contained on the following pages.]

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                        U.S. XPRESS ENTERPRISES, INC.
                                                                          (SEAL)

                                        By:______________________________
                                        Title:___________________________

                                        4080 Jenkins Road
                                        Chattanooga, Tennessee 37421
                                        Attention: Ray Harlin
                                        Telecopier number: 423-510-4003
                                        Confirmation number: 423-510-3323

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   WACHOVIA BANK, N.A.,
                                   as Administrative Agent and as a
                                   Bank                                   (SEAL)

                                   By:___________________________
                                      Title:

                                   Lending Office
                                   --------------
                                   Wachovia Bank, N.A.
                                   1426 Main Street
                                   Columbia, South Carolina 29201
                                   Attention: Donald E. Sellers, Jr.
                                   Telecopier number: 803-765-3363
                                   Confirmation number: 803-765-3130

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   BANK OF AMERICA, N.A.,
                                   as Syndication Agent and as a
                                   Bank                                   (SEAL)

                                   By:___________________________
                                      Title:

                                   Lending Office
                                   --------------
                                   Bank of America, N.A.
                                   231 South LaSalle Street
                                   Chicago, Illinois 60697
                                   Attention: Mary Therese Carlson
                                   Telecopier number: 312-974-8811
                                   Confirmation number: 312-828-7968

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   AMSOUTH BANK,
                                   as a Bank                              (SEAL)

                                   By:___________________________
                                      Title: Vice President

                                   Lending Office
                                   --------------
                                   AmSouth Bank
                                   Special Assets
                                   1900 5/th/ Avenue North - CST 6/th/ Floor
                                   Birmingham, Alabama 35203
                                   Attention: William P. Carroll
                                   Telecopier number: 205-801-0745
                                   Confirmation number: 205-581-7060

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   SUNTRUST BANK,
                                   as Co-Agent and a Bank                 (SEAL)

                                   By:___________________________
                                      Title:

                                   By:___________________________
                                      Title:

                                   Lending Office
                                   SunTrust Bank
                                   Mail Code: 1937
                                   6410 Poplar Avenue
                                   Suite 320
                                   Memphis, Tennessee 38119
                                   Attention: Renee Drake
                                   Telecopier number: 901-766-7565
                                   Confirmation number: 901-762-9868

                                   With a copy of notices to:

                                   SunTrust Bank
                                   Mail Code: 1937
                                   201 Fourth Avenue North
                                   Nashville, Tennessee 37219
                                   Attention: Allen Oakley

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   FLEET NATIONAL BANK,
                                   as Documentation Agent and as a
                                   Bank                                   (SEAL)

                                   By:___________________________
                                      Title:

                                   Lending Office
                                   --------------
                                   Fleet National Bank
                                   Transportation Division
                                   Mail Stop: MA DE 10008D
                                   100 Federal Street
                                   Boston, Massachusetts 02110
                                   Attention: Robert L. Wallace, Jr.
                                   Telecopier number: 617-434-1955
                                   Confirmation number: 617-434-8174

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   THE CHASE MANHATTAN BANK,
                                   as a Bank                              (SEAL)

                                   By:___________________________
                                      Title:

                                   Lending Office
                                   --------------
                                   The Chase Manhattan Bank
                                   Corporate Banking
                                   2200 Ross Avenue
                                   3rd Floor
                                   Dallas, Texas 75201
                                   Attention: Michael Lister
                                   Telecopier number: 214-965-2044
                                   Confirmation number: 214-965-2891

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as a Bank                              (SEAL)

                                   By:___________________________
                                      Title:

                                   Lending Office
                                   --------------
                                   LaSalle Bank National Association
                                   Transportation Group
                                   135 South LaSalle Street, Suite 308
                                   Chicago, Illinois 60603
                                   Attention: Beth Jastromb
                                   Telecopier number: 312-904-8544
                                   Confirmation number: 312-904-2692

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.

                                   FIRST TENNESSEE BANK, N.A., as a
                                   Bank                         (SEAL)

                                   By:___________________________
                                      Title:

                                   Lending Office
                                   --------------
                                   First Tennessee Bank, N.A.
                                   Corporate Group
                                   701 Market Street
                                   Chattanooga, Tennessee 37402
                                   Attention: Robert T. Lusk
                                   Telecopier number: 423-757-4028
                                   Confirmation number: 423-757-4107

/1/ To the extent known on the Closing Date, otherwise to be indicated within 30 days.